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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
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☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Neenah Enterprises, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NEENAH ENTERPRISES, INC.
2121 Brooks Avenue
Neenah, Wisconsin 54957
(920) 725-7000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On January 24, 2008

To the Stockholders of Neenah Enterprises, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Neenah Enterprises, Inc. will be held at the offices of Quarles & Brady LLP, 411 East Wisconsin Avenue, 24th Floor, Milwaukee, Wisconsin 53202 on Thursday, January 24, 2008, at 8:00 a.m., CST, for the following purposes:

1. To elect seven directors for terms expiring in 2009;

2. To vote on a proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm for the 2008 fiscal year;

3. To consider and vote upon a proposal to approve the Company’s Incentive Compensation Plan, a copy of which is attached as Exhibit A to the accompanying Proxy Statement;

4. To consider and vote upon a proposal to approve the Company’s Management Equity Incentive Plan, a copy of which is attached as Exhibit B to the accompanying Proxy Statement; and

5. To transact such other business as may properly come before the meeting, or any adjournments or postponements thereof.

Stockholders of record at the close of business on December 7, 2007, will be entitled to vote at the meeting.

By Order of the Board of Directors,

Gary W. LaChey
Secretary

Neenah, Wisconsin
December 28, 2007

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. THE PROXY MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

NEENAH ENTERPRISES, INC.
2121 Brooks Avenue
Neenah, Wisconsin 54957

PROXY STATEMENT

This proxy statement is being furnished to stockholders on or about January 3, 2008, in connection with the solicitation of proxies by the Board of Directors of Neenah Enterprises, Inc., a Delaware corporation (“NEI” or the “Company”), to be used at the Annual Meeting of Stockholders on January 24, 2008 (the “Meeting”), at 8:00 a.m. Central Standard Time, at the offices of Quarles & Brady LLP, 411 East Wisconsin Avenue, 24th Floor, Milwaukee, Wisconsin 53202, and at all adjournments or postponements of the Meeting, for the purposes listed in the preceding Notice of Annual Meeting of Stockholders.

On August 3, 2007, the Company amended and restated its certificate of incorporation to, among other things, change the Company’s name from ACP Holding Company to Neenah Enterprises, Inc. and effect a 1-for-5 reverse split of the Company’s common stock. All share and per share amounts in this proxy statement reflect the reverse stock split.

GENERAL INFORMATION — FREQUENTLY ASKED QUESTIONS

What am I voting on?	Proposal 1: Election of seven directors for terms expiring in 2009.

Proposal 2: Ratification of Ernst & Young LLP as the independent registered public accounting firm for the 2008 fiscal year.

Proposal 3: Approval of the Company’s Incentive Compensation Plan.

Proposal 4: Approval of the Company’s Management Equity Incentive Plan.

The Company is not aware of any other matters that will be voted on. If another matter does properly come before the Meeting, the persons named as the proxies in the accompanying form of proxy will vote the proxy at their discretion.

What are the Board’s voting recommendations?	The Board of Directors recommends a vote: • FOR each of the seven nominated directors, and

• FOR each of the other proposals set forth above.

What is the vote required for each proposal?	Proposal 1: Directors will be elected by a plurality of the votes of the shares present in person or represented by proxy at the Meeting and entitled to vote on the election of directors, as long as a quorum is present. “Plurality” means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be chosen. Therefore, shares not voted, whether by withheld authority or otherwise, have no effect in the election of directors.

Proposal 2: Ratification of the independent registered public accounting firm requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, as long as a quorum is present. Accordingly, presuming a quorum is present, abstentions will have the effect of a vote against this proposal.

Proposals 3 and 4: Approval of each of the Incentive Compensation Plan and the Management Equity Incentive Plan requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, as long as a quorum is present. Accordingly, presuming a quorum is present, abstentions will have the effect of a vote against each proposal; broker non-votes will have no effect on the outcome of the voting on each proposal.

A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Who can vote?	Stockholders as of the close of business on the record date, December 7, 2007, can vote. Each outstanding share of NEI common stock is entitled to one vote upon each matter presented. Outstanding warrants to purchase shares of NEI common stock are not entitled to vote at the Meeting.

A list of stockholders entitled to vote will be open to the examination of any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at NEI’s principal business office, 2121 Brooks Avenue Neenah, Wisconsin 54957, and at the office of Quarles & Brady LLP, 411 East Wisconsin Avenue, 24th Floor, Milwaukee, Wisconsin 53202, prior to the Meeting. The list also will be available at the Meeting.

How do I vote?	You may vote by:

• Completing and mailing the enclosed proxy card; or

• Written ballot at the Meeting.

What does it mean if I get more than one proxy request from NEI?	It means your shares are held in more than one account. Please return all proxy cards to ensure all of your shares are counted.

What constitutes a quorum?	As of the record date, there were 13,741,337 shares of NEI common stock outstanding. In order to conduct the Meeting, a majority of the outstanding shares entitled to vote must be represented in person or by proxy. This is known as a “quorum.” Abstentions will count toward establishing a quorum. Broker non-votes will be treated as shares present for purposes of determining the presence or absence of a quorum. The Inspector of Election appointed by the Board of Directors shall determine the shares represented at the meeting and the validity of proxies and ballots and shall count all votes and ballots. The voting requirements and procedures described herein are based upon provisions of the Delaware General Corporation Law, the Company’s charter documents, and any other requirements applicable to the matters to be voted upon.

Can I change my vote?	You may change your vote or revoke your proxy at any time prior to the closing of the polls, by:

• Returning a later-dated proxy card;

• Voting in person at the Meeting; or

• Notifying NEI’s Corporate Secretary by written revocation letter.

The Corporate Secretary is Gary W. LaChey. Any revocation should be filed with him at NEI’s principal business office, 2121 Brooks Avenue Neenah, Wisconsin 54957.

Attendance at the Meeting will not, in itself, constitute revocation of a proxy. All shares entitled to vote and represented by properly completed proxies timely received and not revoked will be voted as you direct. If no direction is given in a properly completed proxy, the proxy will be voted as the Board of Directors recommends.

Who conducts the proxy solicitation?	The Board of Directors is soliciting these proxies. NEI will bear the cost of the solicitation of proxies. NEI contemplates that proxies will be solicited principally through the use of the mail, but employees of NEI or its subsidiaries may solicit proxies by telephone, personally or by other communications, without compensation apart from their normal salaries. It is not anticipated that any other persons will be engaged to solicit proxies or that compensation will be paid for that purpose. However, NEI may seek the services of an outside proxy solicitor in the event that such services become necessary.

Who will count the votes?	Herb Schanke, Director of Finance of Neenah Foundry Company, an indirect wholly-owned subsidiary of NEI (“Neenah”), will serve as Inspector of Election and will tabulate the voted proxies.

Who do I contact if I have questions about the Meeting?	If you need more information about the Meeting, contact Gary W. LaChey, Corporate Secretary, Neenah Enterprises, Inc., 2121 Brooks Avenue Neenah, Wisconsin 54957.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the outstanding shares of common stock by:

•	persons known by the Company to beneficially own more than 5% of the outstanding shares of the Company’s common stock,

•	nominees for director and directors of the Company,

•	the executive officers named in the “Summary Compensation Table” in contained in this proxy statement, and

•	all current directors and executive officers of the Company as a group.

The numbers of shares set forth for nominees for director, directors, and executive officers are reported as of December 7, 2007. Amounts for 5% stockholders are as of the date such stockholders reported such holdings in filings under the Securities Exchange Act of 1934 (the “Exchange Act”) unless more recent information was provided.

	Number of Shares		Percent of Class on
Name of Beneficial Owner(1)	Beneficially Owned	Percent of Class	a Fully Diluted Basis

Jeffrey L. Gendell, with respect to shares directly owned by Tontine Capital Partners, L.P. and by Tontine Capital Overseas Master Fund, L.P.(2)	9,065,697	66.0%	55.9%
Harbinger Capital Partners Master Fund I, Ltd.(3)	2,583,881	17.4%	15.9%
Stonehill Capital Management LLC(4)	806,763	5.9%	5.0%
Robert E. Ostendorf, Jr.(5)	50,000	*	*
William M. Barrett	83,333	*	*
Gary W. LaChey	63,725	*	*
James Ackerman	0	*	*
John H. Andrews	9,804	*	*
Joseph Varkoly(6)	29,411	*	*
Joseph L. DeRita(7)	26,960	*	*
Albert E. Ferrara, Jr.	0	*	*
David B. Gendell(8)	0	*	*
Stephen E.K. Graham	0	*	*
Joseph V. Lash(8)	0	*	*
Jeffrey G. Marshall(9)	40,000	*	*
All executive officers and directors as a group (13 persons)(10)	286,080	2.1%	1.8%

*	Less than 1%

(1)	As used in this table, a beneficial owner of a security includes, in accordance with Rule 13d-3 under the Exchange Act, any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (1) the power to vote, or direct the voting of, such security or (2) investing power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days of December 7, 2007. Such information is not necessarily to be construed as an admission of beneficial ownership for other purposes. Except as otherwise noted, the persons and entities listed on this table have sole voting and investment power with respect to all of the shares of common stock owned by them. The calculation of Percent of Class on a Fully Diluted Basis is based on a total of 16,209,995 shares of common stock deemed to be outstanding as of December 7, 2007, which includes 13,741,337 shares of common stock outstanding and warrants to purchase 2,468,658 shares of common stock. The warrants are exercisable at any time until October 7, 2013 and have an exercise price of $0.05 per share.

(2)	Includes 7,252,558 shares of common stock directly owned by Tontine Capital Partners, L.P., a Delaware limited partnership (“TCP”), and 1,813,139 shares of common stock directly owned by Tontine Capital Overseas Master Fund, L.P., a Cayman Islands limited partnership (“TCO”, and together with TCP, “Tontine”). Mr. Jeffrey Gendell is the managing member of Tontine Capital Management, L.L.C., a Delaware limited liability company, the general partner of TCP, and is the managing member of Tontine Capital Overseas GP, L.L.C., a Delaware limited liability company, the general partner of TCO, and, therefore, he is deemed to beneficially own the shares owned by TCP and TCO. Based on a Schedule 13D filed on August 23, 2007, Tontine and its affiliates have shared voting and dispositive powers with respect to these shares. See “Certain Relationships and Related Transactions” below for a description of the May 2006 and June 2007 transactions in which Tontine acquired most of these shares. The address for Mr. Jeffrey Gendell, TCP and TCO is 55 Railroad Avenue, 1st Floor, Greenwich, CT 06830.

(3)	Includes 1,474,928 outstanding shares and 1,108,953 shares issuable upon exercise of warrants held by Harbinger Capital Partners Master Fund I, Ltd. as of December 11, 2007. The address for Harbinger Capital Partners Master Fund I, Ltd. is Third Floor, Bishop’s Square, Redmond’s Hill, Dublin 2, Ireland.

(4)	Based on a Schedule 13G filed on November 30, 2007 on behalf of Stonehill Capital Management LLC and certain of its affiliates, which reports shared voting and dispositive powers with respect to these shares. The address for Stonehill Capital Management LLC is 885 Third Avenue, 30th Floor, New York, New York 10022.

(5)	Includes 50,000 restricted shares of common stock that were granted to the Company’s new President and Chief Executive Officer, Robert E. Ostendorf, Jr., effective as of July 2, 2007, the date Mr. Ostendorf commenced employment with the Company. Under his employment agreement, Mr. Ostendorf received 50,000 restricted shares that vest in two equal installments on the first and second anniversaries of the grant date. Mr. Ostendorf has the right to vote the unvested shares of restricted stock.

(6)	Effective December 14, 2007, Mr. Varkoly resigned his position with the Company.

(7)	Effective October 5, 2007, Mr. DeRita retired from the Company.

(8)	Mr. David Gendell and Mr. Lash are employed by an affiliate of Tontine. Each disclaims beneficial ownership of the shares beneficially owned by Tontine.

(9)	Pursuant to the plan of reorganization, as a director, Mr. Marshall received 40,000 shares of common stock when we emerged from bankruptcy in 2003.

(10)	Excludes the shares listed above held by Messrs. Varkoly and DeRita and 28,922 shares beneficially owned by other managerial employees. Collectively, our current management and directors beneficially own an aggregate of 315,002 shares of common stock.

PROPOSAL 1:

ELECTION OF DIRECTORS — TERMS EXPIRING IN 2009

At the Meeting, there will be an election of seven directors to hold office until the Annual Meeting of Stockholders in 2009 and until their respective successors have been duly elected and qualified or until their earlier death, resignation or removal.

The Board of Directors proposes that the seven nominees named below be so elected to serve as directors. In the unforeseen event that any such nominee is unable to serve, proxies may be voted for another nominee designated by the Board of Directors. All of the nominees listed below currently serve as directors of the Company. All of the directors of the Company are also the directors of Neenah. The names and ages of the nominees, their principal occupations, other directorships, and the dates when they first became directors are as follows:

William M. Barrett, 61, retired as Executive Chairman of NEI and Neenah on November 21, 2007. Prior to serving as Executive Chairman, Mr. Barrett served as President and Chief Executive Officer of NEI and Neenah from May 2000 to July 2007. Mr. Barrett joined Neenah in 1992 serving as General Sales Manager — Industrial Castings until May 1, 1997. Mr. Barrett was Vice President and General Manager of Neenah from May 1, 1997 to September 30, 1998 and President from October 1, 1998 to April 30, 2000. From 1985 to 1992, Mr. Barrett was the Vice President — Sales for Harvard Industries Cast Products Group. Mr. Barrett has also been one of our and Neenah’s directors and Chairman of the Board since May 2000. Mr. Barrett also serves as a director of Tower Tech Holdings Inc.

Albert E. Ferrara, Jr., 59, has served as a director since October 2006. Mr. Ferrara has been the Vice President, Finance and Chief Financial Officer of AK Steel Holding Corporation, a producer of flat-rolled carbon, stainless and electrical steels and tubular products, since November 2003. Mr. Ferrara joined AK Steel in June 2003 as Director, Strategic Planning and was named Acting Chief Financial Officer in September 2003. Prior to joining AK Steel, Mr. Ferrara was Vice President, Corporate Development for NS Group, Inc., a tubular products producer, and previously held positions as Senior Vice President and Treasurer with U.S. Steel Corporation and Vice President, Strategic Planning at USX Corporation.

David B. Gendell, 47, has served as a director since May 2006. Mr. Gendell has been employed by an affiliate of Tontine Capital Partners L.P., a Greenwich, Connecticut-based investment partnership, since January 2004. In this capacity, he assists in the oversight and management of the Tontine portfolio. Prior to that, Mr. Gendell held senior positions at several venture-backed startups. He was President and Chief Operating Officer of Homserv, LLC,

a privately-held data aggregator focused on real estate transactions. Prior to that, he served as President and Chief Operating Officer of Cogent Design Inc., a privately-held practice management software system.

Stephen E.K. Graham, 49, has served as a director since May 2006. Mr. Graham has been the Chief Financial Officer of Shiloh Industries, Inc., a publicly traded manufacturer of automotive components since joining Shiloh in October 2001. Prior to that, Mr. Graham has held the position of Chief Financial Officer with several companies, the first in 1994 when he joined Truck Components Inc., a publicly traded company with foundry and machining operations serving the heavy truck, automotive, construction and agricultural industries. Following his tenure at Truck Components Inc., Mr. Graham served as the Chief Financial Officer of Dura Automotive Systems, Inc., also a publicly traded manufacturer of automotive components from May 1996 until February 2000. After Dura Automotive Systems, Inc., and immediately before joining Shiloh Industries, Inc., Mr. Graham joined Republic Technologies International, a fully integrated steel producer that filed for bankruptcy in April 2001.

Joseph V. Lash, 45, has served as a director since May 2006. Mr. Lash has been employed by an affiliate of Tontine Capital Partners L.P., a Greenwich, Connecticut-based investment partnership, since July 2005. In this capacity, he assists in the oversight and management of the Tontine portfolio. Prior to that, Mr. Lash was a Senior Managing Director of Conway, Del Genio, Gries & Co. LLC, a financial advisory firm, from April 2002 to July 2005. From June 1998 to April 2001, Mr. Lash was a Managing Director of JP Morgan Chase & Co., a financial services firm. Mr. Lash also serves as a director of Integrated Electrical Services, Inc. and Exide Technologies.

Jeffrey G. Marshall, 63, has served as a director since October 2003. Mr. Marshall is currently the Chairman of Smith Marshall, a strategic partnership providing business consulting services to industry. Previously, he was the President and Chief Executive Officer of Aluma Enterprises, Inc., a construction technology company, for six years. Prior to joining Aluma Enterprises, Inc., Mr. Marshall successively held the positions of President and Chief Executive Officer at Marshall Steel Limited, Marshall Drummond McCall Inc. and the Ontario Clean Water Agency. Mr. Marshall also serves as a director of Brand Energy & Infrastructure Services, Inc., Catalyst Paper Corporation, Oglebay Norton Company, Toronto Hydro Corporation, and Chairman of Ormet Corporation.

Robert E. Ostendorf, Jr., 57, joined the Company in July 2007 as President, Chief Executive Officer and a director. Prior to joining the Company, Mr. Ostendorf was Chief Executive Officer since 2004 of Amcan Consolidated Technology Corp. (ACT), a supplier of cast components to the automotive industry and the Canadian subsidiary of Honsel International Technologies SA (HIT). Mr. Ostendorf was also a director of HIT. HIT disposed of various portions of ACT and following Mr. Ostendorf’s departure from ACT in June 2007, HIT reassigned certain of ACT’s operations to a Mexican affiliate, and ACT subsequently filed for protection under Canada’s Companies Creditor Arrangement Act in September 2007. Prior to his involvement with HIT, Mr. Ostendorf was President of the Morgan Corporation, a truck body manufacturer, from 1999 to 2004. Prior to Morgan, Mr. Ostendorf was President of Cambridge Industries’ Truck Group from 1998 to 1999, President of American Sunroof Corporation from 1995 to 1998 and President and CEO of VMC Fiberglass from 1988 to 1995.

The Board of Directors recommends that you vote “FOR” all of the director nominees.

CORPORATE GOVERNANCE

The Board of Directors is responsible for providing oversight of the affairs of the Company for the benefit of stockholders. The Board has approved charters for the audit, compensation, and corporate governance/nomination committees, corporate governance guidelines, and a code of business conduct and ethics applicable to all directors, officers and employees. These documents are available on Neenah’s website (www.neenahfoundry.com), and printed copies are available upon request to the Corporate Secretary.

Director Selection Criteria.  The corporate governance/nomination committee recommends nominees for director whose background, knowledge, experience, expertise and perspective will complement the qualifications of other directors and strengthen the Board. Nominees must meet the following minimum criteria:

•	A strong commitment to integrity

•	Common sense and good judgment

•	Relevant professional or business knowledge

•	A record of accomplishment in prior positions

•	The time and interest to attend and participate in Board meetings

Director Independence.  Each year, the Board reviews the relationships that each director has with the Company. For purposes of making director independence determinations the Board utilizes the director independence standards set forth in the NASDAQ Marketplace Rules. Only those directors who the Board affirmatively determines have no material relationship with the Company, and who do not have any of the categorical relationships that prevent independence under the NASDAQ Marketplace Rules, are considered to be independent directors.

The Board has determined that the following directors have no material relationships with the Company and qualify as independent directors: Messrs. Ferrara, Graham and Marshall. The Board concluded that none of these directors possessed the categorical relationships set forth in the NASDAQ Marketplace Rules that prevent independence and had no other business or other relationships with the Company relevant to a determination of their independence.

Members of the Company’s audit committee and compensation committee comprise only directors who have been determined to be independent, as defined under the NASDAQ Marketplace Rules applicable to the respective committees. Two of the five members of the corporate governance/nomination committee (Messrs. Barrett and Lash) are not deemed to be independent directors under the NASDAQ Marketplace Rules.

Director Selection Procedures.  The corporate governance/nomination committee selects director nominees in accordance with the following procedures:

•	Review the qualifications of existing Board members

•	Determine qualifications desired in new director(s)

•	Solicit suggestions from the Chief Executive Officer and directors on potential candidates

•	Consider candidates recommended by security holders

•	Retain search consultant as needed to identify candidates

•	Evaluate qualifications of all candidates recommended for consideration

•	Contact preferred candidate(s) to assess their interest

•	Interview preferred candidate(s) to assess their qualifications

•	Recommend candidate(s) for consideration by the Board

Recommendation of Candidates for Director by Stockholders; Direct Nominations by Stockholders.  The corporate governance/nomination committee will consider recommendations from stockholders concerning the nomination of directors. Recommendations should be submitted in writing to the Corporate Secretary of the Company and state the stockholder’s name and address, the name and address of the candidate, and the qualifications of and other detailed background information regarding the candidate. Recommendations must be received not later than 120 calendar days preceding the date of release of the prior year’s proxy statement. The corporate governance/nomination committee intends to evaluate candidates recommended by stockholders in the same manner that it evaluates other candidates. The Company has not received any stockholder recommendations of director candidates with regard to the election of directors covered by this proxy statement or otherwise.

The direct nomination of a director by stockholders must be made in accordance with the advance written notice requirements of the Company’s Bylaws. A copy of the Bylaws may be obtained from the Corporate Secretary. For consideration at the 2009 annual meeting of stockholders, direct nominations must be received by the Corporate Secretary no later than October 26, 2008 and no earlier than September 26, 2008.

Board Meetings.  The Board has regularly-scheduled quarterly meetings and special meetings. The independent directors meet regularly in executive session in conjunction with regularly scheduled Board meetings.

Under the Company’s corporate governance guidelines, executive sessions of the independent directors will occur at least twice a year. In fiscal 2007, the Board held four regular meetings and four special meetings.

Meeting Attendance.  Directors are expected to attend the annual stockholders meeting, Board meetings and meetings of committees on which they serve. All of the directors attended the 2007 annual meeting of stockholders, and all directors attended at least 75% of all meetings of the Board and the committee(s) on which they served during fiscal 2007.

Board Committees.  The Board has established three committees to assist it in fulfilling its responsibilities. Each committee member is nominated by the corporate governance/nomination committee and appointed by the Board.

Audit Committee.  The audit committee is a separately designated committee of the Board, established in accordance with Section 3(a)(58)(A) of the Exchange Act. The audit committee is composed of Messrs. Graham (chair), Ferrara and Marshall. The committee held seven meetings during fiscal 2007. The Board of Directors has determined that all members of the audit committee are independent in accordance with the audit committee requirements of The NASDAQ Marketplace Rules. The Board has determined that Mr. Graham is an audit committee financial expert within the meaning of the SEC rules.

The audit committee’s primary duties and responsibilities are to assist the Board in fulfilling its oversight responsibilities with respect to: (i) the integrity of the Company’s financial statements, (ii) the effectiveness of the Company’s internal control over financial reporting, (iii) the Company’s compliance with legal and regulatory requirements, (iv) the independent registered public accounting firm’s qualifications and independence, and (v) the performance of the Company’s internal audit function (if any) and independent registered public accountants. The audit committee may delegate pre-approval authority concerning audit and non-audit services to the chair of the committee, which if exercised shall be reported to the committee at its next scheduled meeting.

Compensation Committee.  The compensation committee is composed of Messrs. Marshall (chair), Ferrara and Graham. The committee held five meetings during fiscal 2007.

The compensation committee (1) reviews and approves corporate goals and objectives relevant to CEO compensation, evaluates the CEO’s performance and determines or recommends the CEO’s compensation, (2) reviews and determines or recommends the salaries of executive officers, (3) reviews and oversees administration of the Company’s incentive compensation plans, (4) reviews the Company’s management succession plan, (5) reviews and recommends to the Board the compensation of directors, and (6) provides the annual compensation committee report for inclusion in the proxy statement.

The processes and procedures for consideration and determination of executive compensation and the roles of the Chief Executive Officer and compensation consultants in recommending the amount or form of executive compensation are described in the Compensation Discussion and Analysis presented later in this proxy statement. The committee reviews director compensation regularly, and the committee makes recommendations to the Board based on data provided by its compensation consultant Frederic W. Cook & Co., Inc. and recommendations from Frederic W. Cook and the Chief Executive Officer.

Corporate Governance/Nomination Committee.  The corporate governance/nomination committee is composed of Messrs. Ferrara (chair), Barrett, Graham, Lash, and Marshall. The committee held two meetings during fiscal 2007.

The corporate governance/nomination committee (1) proposes to the Board the nominees to stand for election by the stockholders at the annual meeting and recommends prospective director candidates in the event of the resignation, death or retirement of directors or change in Board composition requirements, (2) reviews candidates recommended by stockholders for election to the Board, (3) develops plans regarding the size and composition of both the Board and committees, and (4) monitors and makes recommendations to the Board concerning corporate governance matters.

Communication with Directors.  Stockholders may communicate with the Board of Directors by writing to the Board of Directors in care of the Corporate Secretary of the Company (or, at the stockholder’s option, to a specific director) as follows: Board of Directors, c/o Corporate Secretary, Neenah Enterprises, Inc., 2121 Brooks Avenue, Neenah, Wisconsin 54957. The Corporate Secretary will ensure that these communications (assuming they are properly marked to the Board of Directors or to a specific director) are delivered to the Board of Directors or the specified director, as the case may be.

PROPOSAL 2:

RATIFICATION OF ERNST & YOUNG LLP AS THE INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE 2008 FISCAL YEAR

The audit committee of the Board of Directors has the direct responsibility for the appointment, compensation, retention and oversight of the Company’s independent registered public accounting firm. The audit committee has appointed Ernst & Young LLP as the Company’s independent registered public accounting firm for the 2008 fiscal year. The audit committee believes that stockholder ratification of this matter is important considering the critical role the independent registered public accounting firm play in maintaining the integrity of the Company’s financial statements. If stockholders do not ratify the selection of Ernst & Young LLP, the audit committee will reconsider the selection.

Ernst & Young LLP served as the Company’s and Neenah’s independent registered public accounting firm for the fiscal year ended September 30, 2007, and has been Neenah’s independent auditor since the fiscal year ended September 30, 1997.

Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they so desire and are expected to respond to appropriate questions that may be directed to them.

The ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for fiscal 2008 requires the affirmative vote of the majority of shares present in person or represented by proxy at the Meeting and entitled to vote on the matter, as long as a quorum is present. Accordingly, presuming a quorum is present, abstentions will have the effect of a vote against this proposal.

The Board of Directors recommends that you vote “FOR” the ratification of Ernst & Young LLP as the independent registered public accounting firm for the 2008 fiscal year.

AUDIT COMMITTEE REPORT

The management of the Company is responsible for the Company’s system of internal controls, the audit process and the process for monitoring compliance with the laws and regulations to which the Company is subject. The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with standards of the Public Company Accounting Oversight Board (United States). The audit committee oversees and monitors this process.

In connection with its function of overseeing and monitoring the financial reporting process of the Company, the audit committee has done the following:

•	reviewed and discussed the audited consolidated financial statements for the fiscal year ended September 30, 2007 with the Company’s management, who represented to the committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles and practices generally accepted in the United States of America;

•	discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm, those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU § 380); and

•	received the written disclosure and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

Based upon the foregoing, the audit committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007 for filing with the SEC.

The foregoing report is provided by the following directors, who constitute the audit committee:

Stephen E.K. Graham, Chairman
Albert E. Ferrara, Jr.
Jeffrey G. Marshall

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S
FEES AND SERVICES

The following table shows the fees for professional audit services provided by Ernst & Young LLP for the audit of the annual financial statements of the Company and its subsidiaries for fiscal years 2007 and 2006 and fees for other services rendered during those periods.

	2007	2006

Audit Fees(1)	$862,000	$475,600
Audit-Related Fees(2)	7,500	15,000
Tax Fees(3)	372,300	311,175
All Other Fees(4)	—	—

Total	$1,241,800	$801,775

(1)	Audit Fees: Fees associated with the annual audit, filings under the Securities Act of 1933, as amended, and other services performed related to regulatory filings.

(2)	Audit-Related Fees: Fees for accounting consultations.

(3)	Tax Fees: Fees consist primarily of tax consulting services.

(4)	All Other Fees: Fees for other permissible work performed by Ernst & Young LLP that does not meet any of the above category descriptions.

The audit committee appoints the independent registered public accounting firm and pre-approves the services in regularly scheduled audit committee meetings. The audit committee has considered whether the fees of Ernst & Young LLP for non-audit services are compatible with maintaining Ernst & Young LLP’s independence.

COMPENSATION DISCUSSION AND ANALYSIS

General Overview.  This Compensation Discussion and Analysis explains the compensation philosophy, policies and practices of the Company with respect to its executive officers. This section focuses on the compensation provided to the Company’s principal executive officer, former principal executive officer, principal financial officer, its other three most highly-compensated executive officers, and one individual who transitioned into a lesser role with the Company during fiscal 2007, who are collectively referred to in this section as the “named executive officers.” The discussion also provides an overview and analysis of the Company’s executive compensation program, including the role of the compensation committee in considering and determining executive compensation, the elements of the executive compensation program, the purposes and objectives of these elements and the manner in which compensation was established for the “named executive officers” for the fiscal year ended September 30, 2007.

The following table lists the named executive officers that provided services to the Company for fiscal 2007:

Robert E. Ostendorf, Jr.	President and Chief Executive Officer
William M. Barrett	Executive Chairman of the Board; former President and Chief Executive Officer
Gary W. LaChey	Corporate Vice President-Finance, Treasurer, Secretary and Chief Financial Officer
James V. Ackerman	Division President — Mercer Forge Corporation
John H. Andrews	Neenah Corporate Vice President-Manufacturing, Chief Operating Officer of Manufacturing Operations
Joseph Varkoly	Former Neenah Corporate Vice President — Industrial Products Sales (Resigned December 14, 2007)
Joseph L. DeRita	Former Division President — Dalton Corporation (Retired October 5, 2007)

The primary objectives of the Company’s executive compensation program are to:

•	support the long-term growth and success of the Company;

•	assist the Company in attracting and retaining officers and other key employees of the Company who can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional service; and

•	maximize long-term stockholder value.

The Company’s executive compensation program has been designed to provide a level of compensation that is strongly dependent upon the achievement of goals that are aligned with the interests of the Company’s stockholders. As a result, we believe that a substantial portion of our named executive officers’ pay is at risk.

Compensation Committee.  The compensation committee is responsible for making compensation decisions for executive officers of the Company and its principal operating subsidiaries. The compensation committee is also responsible for developing our executive compensation philosophy. The assessment of the Chief Executive Officer’s performance and determination of the CEO’s compensation are among the principal responsibilities of the compensation committee. The compensation committee also approves the compensation of each of our other executive officers. In addition, the compensation committee administers our annual and long-term incentive compensation programs.

Each member of the Compensation Committee is (1) an “independent director” as such term is defined in the NASDAQ Marketplace Rules, (2) an “outside director” as such term is defined with respect to Section 162(m) of the Internal Revenue Code, and (3) a “non-employee director” as such term is defined under Rule 16b-3 promulgated under Section 16 of the Exchange Act.

Summary of Elements of Executive Compensation.  One of our principal goals is to provide an executive compensation program that is competitive with programs of comparable employers, aligns management’s incentives with the short-term and long-term interests of our stockholders and encourages the retention of top performers. The Company’s executive compensation program in effect for fiscal 2007 consisted of the following three main elements:

•	Base Salary

•	Annual Incentive Compensation

•	Target bonuses for senior executives were 50% of base salary for our new President and CEO and ranged from 25% to 40% of base salary for the remaining executive officers.

•	Annual incentive compensation is determined based on the achievement of certain financial performance goals of the Company or divisions of the Company.

•	Long-Term Compensation

•	Upon emerging from bankruptcy in 2003, the Company adopted an equity incentive plan providing for the issuance of up to 1.6 million shares of common stock:

•	The Company made an initial grant in 2003 of 0.8 million shares of restricted stock to nine executives.

•	There have been no other equity awards since 2003, other than an award in fiscal 2007 in connection with the hiring of our new President and CEO (who received a grant of 50,000 shares of restricted stock pursuant to his employment agreement).

In addition, under our executive compensation program, each named executive officer other than Mr. Ackerman is entitled to severance benefits if his or her employment is terminated by the Company without cause or by the executive for good reason. For a discussion of these benefits see “Employment Agreements” and “Potential Payments Upon Termination or Change-in-Control” below.

Review of Fiscal 2008 Executive Compensation Program.  For the fiscal year ending September 30, 2008, the compensation committee has engaged Frederic W. Cook & Co., Inc. to conduct a review of the Company’s current executive compensation program and to recommend changes, including the design of our annual and long-term incentive (“LTI”) programs. In order to accomplish that objective, the compensation committee instructed Frederic W. Cook & Co. to perform the following activities:

•	Conduct interviews with members of the Board and management to further their understanding of the Company’s business and human resources objectives;

•	Assist the compensation committee in selecting a peer group of companies for executive compensation purposes;

•	Prepare a competitive analysis of compensation levels for the Company’s five most highly compensated executives, including base salary, annual and long-term incentives using peer group data;

•	Review the forms of employment agreements for the named executive officers; and

•	Prepare a study that measures share usage and dilution; comparing such data to the current and three-year historical figures across the peer group.

Based on the information gathered in the steps listed above, the following observations and recommendations were developed by Frederic W. Cook & Co. for the compensation committee to consider in revising the current executive compensation program:

•	Base salaries are at or somewhat above peer group median levels and generally do not need adjustments, other than typical inflation-based annual increases;

•	Target bonus percentages for senior executives are generally below market rates; increases in target bonuses may be appropriate, subject to affordability;

•	Consider adding an additional performance metric to the annual incentive plan in order to help ensure capital efficiency; and

•	Adopt an annual LTI program consisting solely of stock options that vest in three equal annual installments, with an exercise price equal to fair market value on the date of grant, and expire seven years from the grant date.

These recommendations formed the basis for the executive compensation plan that is being utilized for the fiscal year ending September 30, 2008. Among other changes for fiscal 2008, the compensation committee has reviewed and approved new forms of employment agreements for the Company’s executive officers, the severance and change of control plan was amended, and as discussed elsewhere in this proxy statement the annual incentive plan and the equity incentive plan are being submitted to stockholders for approval at the Meeting.

Neither Frederic W. Cook & Co. nor any other compensation consultant provided advice to the compensation committee with respect to fiscal 2007 compensation other than the services that Frederic W. Cook & Co. performed in connection with the hiring of Mr. Ostendorf as our new President and CEO. See “Employment Agreements” below for a discussion of these services.

Peer Group.  As discussed above, for fiscal 2008 the compensation committee, with the assistance of Frederic W. Cook & Co., selected a peer group of companies for executive compensation purposes. The peer group was selected based on metrics that were similar to the Company with respect to size, business and geography and consists of the following companies:

Claymont Steel, Inc.	L. B. Foster Company	Shiloh Industries, Inc.
Dayton Superior Corporation	Material Sciences Corporation	Steel Technologies Inc.
Gehl Company	Myers Industries, Inc.	Stoneridge, Inc.
Keystone Consolidated Industries, Inc.	Olympic Steel, Inc.	Thermadyne Holdings Corporation
Ladish Co., Inc.	Park-Ohio Holdings Corp.	Titan International, Inc.

Elements of Executive Compensation.

Base Salaries

The annual base salary component of our executive compensation program provides each executive officer with a fixed level of annual cash compensation. We believe that providing a base level of annual cash compensation through a base salary is an established market practice and is a necessary component of a competitive overall executive compensation program.

In reviewing the base salaries for the 2007 fiscal year, Frederic W. Cook & Co. noted that base salaries were at or above the peer median for each of the executives and were 109% of the peer group median in the aggregate. The Company believes that compensation is generally deemed to be competitive if it falls within 15% of the peer group median. Actual salary determinations for individual compensation determinations were made by considering the following criteria:

•	Criticality to the organization;

•	Expected future contribution to the organization;

•	Skill set relative to the external marketplace;

•	Tenure at current position; and

•	Difficulty and cost of replacement.

As discussed below under “Employment Agreements,” pursuant to Mr. Ostendorf’s employment agreement that was entered into in connection with his employment as the Company’s new President and CEO in July 2007, Mr. Ostendorf’s base salary was set at $450,000 per year, with future increases subject to review by the compensation committee. Mr. Barrett, who was the President and CEO prior to Mr. Ostendorf, transitioned into the role of Executive Chairman in July 2007 and served in such capacity until his retirement in November 2007. While he was serving as President and CEO, Mr. Barrett’s annual salary for fiscal 2007 was $550,000, which was consistent with his base salary for the two prior years. While he served as Executive Chairman, Mr. Barrett was paid an annual base salary of $200,000. This annual base salary was established pursuant to a new employment agreement that replaced Mr. Barrett’s prior employment agreement and was negotiated in connection with his transition into the role of Executive Chairman.

For fiscal 2007, with respect to each of the other named executive officers, Mr. Barrett recommended an annual base salary to the compensation committee based on a review of the criteria listed above. In addition, management advised the compensation committee that the Board authorized salary adjustments of 75% of the requested 6% base salary adjustment pool recommended by management for fiscal 2006 on the basis that a new stock incentive plan would be in effect by the start of the 2007 fiscal year. Since that did not happen, the compensation committee approved Mr. Barrett’s recommendation of a 6% base salary adjustment pool for the 2007 fiscal year, to be distributed to each named executive officer based on their individual performance.

For fiscal 2007, base salaries for the other named executive officers (except Mr. DeRita) were increased from 4.0% to 8.50% from the prior year, with the total aggregate increase approximating the 6.0% target. Mr. DeRita, one of the named executive officers, transitioned into a lesser role as he prepared for retirement and is not included with the other named executives with respect to receiving an increase for fiscal 2007. Listed below are the annual rates of base salary for fiscal 2007 for each of the named executive officers:

	Base
Name	Salary

Robert E. Ostendorf, Jr.	$450,000
William M. Barrett	550,000	*
Gary W. LaChey	333,840
James V. Ackerman	208,000
John H. Andrews	258,000
Joseph Varkoly	217,296
Joseph L. DeRita	263,667	**

*	As discussed above, in connection with his transition to the role of Executive Chairman, Mr. Barrett’s annual salary rate was reduced to $200,000.

**	As discussed above, Mr. DeRita retired from the Company effective October 5, 2007. Effective May 1, 2007, Mr. DeRita’s annual base salary was reduced to $200,000 in connection with his transition into a lesser role with the Company.

Annual Incentive Compensation

In fiscal 2007, target bonus levels were established for each named executive officer. With the exception of Mr. Ostendorf who commenced employment with the Company on July 2, 2007 and Mr. Ackerman, the compensation committee established the target bonus levels based on the target bonus percentage set forth in each of the named executive officer’s employment agreement. These employment agreements were entered into in connection with the plan of reorganization that became effective when the Company emerged from bankruptcy in 2003. Mr. Ackerman’s target bonus was set at a level that was consistent with his prior year target bonus. The target bonuses for each of the named executive officers, expressed as a percentage of base salary, are set forth in the following table:

Target Bonus as
a Percentage of
Name	Base Salary

Robert E. Ostendorf, Jr.	50%
William M. Barrett	35%
Gary W. LaChey	35%
James V. Ackerman	40%
John H. Andrews	35%
Joseph Varkoly	35%
Joseph L. DeRita	35%

Mr. Ostendorf’s employment agreement that was entered into in connection with his employment provides for his participation in the Company’s annual incentive plan, with an annual incentive target award of 50% of his annual base salary paid at target and prorated for the fiscal year ended September 30, 2007. For subsequent years, Mr. Ostendorf’s target bonus will be equal to 50% of his base salary with the amount based on his performance and the performance of the Company and paid out at between 0% and 200% of target. The target bonus for Mr. Ostendorf is higher than that of any of the other named executive officers, primarily in recognition of his level of responsibility and the competitive market data for chief executive officers in our peer group. See “Employment Agreements” below for additional information regarding Mr. Ostendorf’s employment agreement.

Annual bonus payouts are made dependent upon performance as compared to pre-defined quantifiable financial performance goals established by the compensation committee. For fiscal 2007, the annual bonus payout for Messrs. Barrett, LaChey, Andrews, Varkoly and DeRita was based solely on the Company attaining a targeted Adjusted EBITDA level defined as the sum of net income (excluding non-recurring non-cash charges and certain one-time cash charges), income taxes, interest expense, and depreciation and amortization. The Adjusted EBITDA target established by the compensation committee for the fiscal year ended September 30, 2007 was $67.4 million, which is tied directly to the business plan developed by management and approved by the Board. For Mr. Ackerman, the targeted financial performance goal was based on an Adjusted EBITDA level at the division (Mercer Forge) for which Mr. Ackerman is responsible. The fiscal 2007 Adjusted EBITDA target established by the compensation committee for Mercer Forge was $2.7 million, which was developed using substantially the same process as the Company Adjusted EBITDA target. The compensation committee established the following schedule for payouts under the plan for fiscal 2007 (linear interpolation is applied):

Bonus Payout	Adjusted EBITDA
as a % of Target	as a% of Target

50%	85%
100%	100%
200%	120%

There was no payout under the plan for fiscal 2007 for Messrs. Barrett, LaChey, Andrews, Varkoly and DeRita, since the Company did not attain the minimum level of 85% of targeted Adjusted EBITDA. However, as discussed above, Mr. Ostendorf was entitled to an annual bonus pursuant to the terms of his employment agreement. Under his employment agreement, a $56,096 bonus was paid to Mr. Ostendorf for fiscal 2007, which represents his target bonus, prorated for the fiscal year ended September 30, 2007.

Mr. Ackerman received an annual incentive payout of $166,400 for fiscal 2007, which was 200% of his target bonus, since the business unit for which Mr. Ackerman is responsible (Mercer Forge) achieved an Adjusted EBITDA level in excess of 120% of the target level.

The annual incentive plan that was adopted in connection with the plan of reorganization specifies that the performance targets shall be based on, among other things, EBITDA targets. Since the Company’s emergence from bankruptcy in 2003, the compensation committee has selected performance targets based on Adjusted EBITDA. Adjusted EBITDA was selected because it excludes those items for which the named executive officers have little or no control and provides more of an incentive to management than a traditional EBITDA formula. It was also determined that the payment should be predicated on an acceptable “threshold” level of performance, which would be beneficial to the stakeholders while still offering an appropriate incentive to management.

When Frederic W. Cook & Co. conducted the review discussed above, they determined that the competitive analysis indicated that base salaries are at or somewhat above peer group median levels but were generally within a competitive range of 15% of the peer group median. The target bonus percentages for the named executive officers were generally below market rates. It was also noted that increases in target bonuses may be appropriate subject to affordability. The experience of Frederic W. Cook & Co., as well as the peer group data that was gathered, indicate that comparable officer target bonus percentages are typically at least 50% of base salary.

For fiscal 2008, Frederic W. Cook & Co. also recommended that the Company add an additional performance metric that might help ensure capital efficiency. Frederic W. Cook & Co. recommended and the compensation committee approved a change beginning in fiscal 2008 in the bonus calculation that would base 75% of the annual incentive award on achieving targeted Adjusted EBITDA and 25% on achieving targeted return on net working capital.

Long-Term Compensation

As discussed above, upon emerging from bankruptcy in 2003, the Company adopted an equity incentive plan that provided for the issuance of up to 1.6 million shares (amounts reflect our 1-for-5 reverse stock split). The Company made an initial grant in 2003 of 800,000 shares of restricted stock to nine executives. However, there have been no other equity awards since 2003, other than an award in July 2007 in connection with the hiring of our new

President and CEO (who received a grant of 50,000 shares of restricted stock pursuant to his employment agreement).

The Company believes that positive long-term performance is achieved in part by providing its executive officers, among others, with incentives that align their financial interests with the interests of stockholders. In concert with the recommendations from Frederic W. Cook & Co., the compensation committee believes that the addition of stock option awards to the executive compensation program offers the best approach to achieving the Company’s executive compensation goals. The compensation committee has recommended to the Board and the Board has approved an annual LTI program for fiscal 2008 consisting solely of nonqualified stock options.

In determining fiscal 2008 option awards to executive officers, Mr. Ostendorf reviewed a report prepared by Frederic W. Cook & Co., which was based on each executive officer’s individual salary and responsibilities as it relates to the peer group, and has made recommendations to the compensation committee.

For fiscal 2008 awards, the stock option exercise price will be equal to the fair market value on the date of grant and the option term will be 7 years. It is expected that the stock option awards will be approved at the time of the 2008 Annual Meeting of Stockholders or relatively soon after that meeting. For fiscal 2008 awards, the stock options will vest in three equal annual installments, with the accounting cost of these grants amortized over the vesting period. The LTI option budget is expected to range from 1.0% to 1.2% of the current number of shares outstanding on a fully diluted basis (assuming the exercise of all outstanding warrants), which is consistent with the median three-year average peer group share usage, but conservative relative to the option-equivalent peer group median of 1.6%. Based on the current number of shares outstanding on a fully diluted basis, this translates into an annual LTI budget of approximately 160,000 to 200,000 options. This aggregate budget represents an “all-in” figure which includes shares granted as annual equity grants, new hire/promotion grants, and equity awards to non-employee directors.

Employment Agreements

In connection with the emergence from bankruptcy in 2003, the Company entered into employment agreements with each of the Company’s senior executives, including each of the named executive officers (other than Mr. Ostendorf, who became President and CEO in July 2007, and Mr. Ackerman). The agreements establish a base salary as well as provide for a severance payment calculation in the event of termination (pursuant to the 2003 Severance and Change of Control Plan which is described below under “Potential Payments Upon Termination or Change-in-Control”) and health (subject to satisfying insurability requirements), 401(k) and other benefits that the named executive officers are entitled to receive. The severance and change of control multiples set forth in the employment agreements were recommended by the Company’s financial advisors in connection with the October 2003 plan of reorganization, and were approved by the Company’s major debt holders in connection with the approval of the plan of reorganization. The Company believes the multiples were consistent with employment agreements for other companies that had gone through bankruptcy and were negotiated with the major stakeholders and, ultimately, were approved by the bankruptcy court.

Additionally, non-competition and non-solicitation provisions are included in the employment agreements, which will apply for a period of two years after termination for each named executive officer with an employment agreement.

On June 29, 2007, the Company entered into a new employment agreement with Mr. Barrett in connection with his previously announced transition from President and Chief Executive Officer of the Company to the role of Executive Chairman. Mr. Barrett’s new employment agreement, which superseded his previous one, became effective on July 2, 2007, the date that Mr. Ostendorf commenced employment with the Company. As discussed above, the new employment agreement with Mr. Barrett provided for an annual salary of $200,000, which was a significant reduction in base salary from his prior position. Effective November 21, 2007, Mr. Barrett retired as an employee of the Company and became non-executive Chairman of the Board. Mr. Barrett no longer receives a base salary pursuant to his new employment agreement, but is entitled to receive payments under the Company’s outside director compensation program. Mr. Barrett also received title to the Company automobile that he was using at the time of his retirement.

As discussed above, Mr. DeRita retired from the Company effective October 5, 2007. Effective May 1, 2007, Mr. DeRita’s base salary was reduced to $200,000 in connection with his transition into a lesser role with the Company. See “Potential Payments Upon Termination or Change-in-Control” regarding payments to Mr. DeRita in connection with his retirement.

In connection with the recruitment of Mr. Ostendorf as the Company’s new President and CEO, the compensation committee requested that Frederic W. Cook & Co. perform a peer group based study and make a recommendation with respect to the base salary level and the other elements of overall compensation, including severance payments in the event of termination. The compensation committee also consulted Frederic W. Cook & Co. and counsel with respect to the form of employment agreement that the Company would extend to Mr. Ostendorf. Pursuant to the employment agreement that was entered into in connection with Mr. Ostendorf’s employment as President and CEO, the Company agreed to provide him with the following compensation: (i) a base salary of $450,000, with future increases subject to review by the compensation committee; (ii) participation in the Company’s annual incentive plan, with an annual cash target award of 50% of annual base salary (paid at target and prorated for the fiscal year ended September 30, 2007, and for subsequent years based on his performance and the performance of the Company and paid out at between 0% and 200% of target); (iii) a grant of 50,000 restricted shares of the Company’s common stock, which vest in two equal installments on the first and second anniversaries of the grant date. The employment agreement entitles Mr. Ostendorf to certain termination payments in the event of termination (pursuant to the 2003 Severance and Change of Control Plan which is described below under “Potential Payments Upon Termination or Change-in-Control”). The general terms of Mr. Ostendorf’s employment agreement are otherwise substantially similar to those of the employment agreements with the other named executive officers.

The compensation committee from time to time reviews the employment agreements, and as a result approved new forms of employment agreements for each of the named executive officers (other than Mr. Ostendorf and Mr. Ackerman) in October 2007. In that review, the compensation committee also consulted Frederic W. Cook & Co. and legal counsel. This review indicated that total benefits payable under these agreements, as amended, are within a range of reasonableness and in light of the competitive market forces.

During fiscal 2007, the Board of Directors also approved amendments to the 2003 Severance and Change of Control Plan (1) to amend the definition of “Change of Control” contained in the plan in light of the change of control that occurred in May 2006, and (2) to increase the period following a Change of Control during which a participant is entitled to receive a Change of Control Payment upon termination of employment without Cause or resignation for Good Reason from 180 days to one year. The compensation committee believes that these changes were appropriate, consistent with market practices and assist us in retaining executives.

See “Potential Payments Upon Termination or Change-in-Control” below for further information about the employment agreements and the 2003 Severance and Change of Control Plan.

Perquisites and Other Benefits

Personal benefits are part of a competitive compensation package to attract and retain employees, including our named executive officers. The Company maintains health, dental and life insurance plans for the benefit of eligible employees, including the named executive officers. The Company pays 100% of the premiums of these plans for executive officers, while other employees pay a percentage (between 80% and 90%) of the cost. The Company also maintains a 401(k) retirement plan that is available to all employees. Generally, the Company currently matches elective employee-participant contributions on a basis of 50% of the employee’s contributions up to 5.0% of their allowable compensation. Life, accidental death, dismemberment and disability, and short and long-term disability insurance coverage is also offered to all eligible employees, including the named executive officers. As with the health insurance programs, the Company pays 100% of the plan premiums for executive officers. In addition, the Company provides an executive medical reimbursement plan that covers up to $6,000 of non-covered health care expenses on an annual basis. Finally, the Company provides a vehicle to each of the named executive officers to be used at the discretion of the executive. Any non-business use of the vehicle is recorded as taxable income to the executive.

The Company has an executive retirement benefits policy applicable to officers at the Vice President and President level at Neenah. Pursuant to the policy, these executives are entitled to (1) post retirement medical insurance for the retired executive and his or her spouse to age 65, (2) a Medicare supplement at age 65 for both the retired executive and his or her spouse, (3) a retiree life insurance policy, (4) free and clear title to the executive’s Company car upon retirement, and (5) eligibility for the Company’s executive retiree medical reimbursement policy. Mr. DeRita, Former Division President — Dalton Corporation, is also receiving supplemental benefits pursuant to a supplemental benefits agreement that was entered into in 1995 with Dalton (which the Company acquired in 1998). The agreement was intended to, among other things, provide a retention incentive to Mr. DeRita.

See “Potential Payments Upon Termination or Change-in-Control” below for further information about these arrangements.

Tax Aspects of Executive Compensation.  Section 162(m) of the Internal Revenue Code generally limits the corporate tax deduction for compensation paid to certain executive officers that is not “performance based” to $1 million annually. While it is our intention to structure most compensation so that Section 162(m) does not adversely affect the Company’s tax deduction, there may be instances in which we determine that we cannot structure compensation accordingly. In those instances, the compensation committee may elect to structure elements of compensation (such as certain qualitative factors in annual incentives) to accomplish business objectives that it believes are in the best interests of the Company and its stockholders, even though doing so may reduce the amount of the Company’s tax deduction for related compensation.

COMPENSATION COMMITTEE REPORT

In accordance with its written charter adopted by the Board of Directors, the compensation committee has oversight responsibility for compensation matters. The compensation committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement and, based on that review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

The foregoing report is provided by the following directors, who constitute the compensation committee:

Jeffrey G. Marshall, Chairman
Albert E. Ferrara, Jr.
Stephen E.K. Graham

EXECUTIVE COMPENSATION TABLES AND SUPPORTING INFORMATION

Summary Compensation Table

The following table summarizes the compensation for the 2007 fiscal year of the Company’s principal executive officer, former principal executive officer, principal financial officer, its other three most highly-compensated executive officers, and one individual who transitioned into a lesser role with the Company during fiscal 2007, which are collectively referred to in this section as the “named executive officers.”

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation		Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)		($)

Robert E. Ostendorf Jr.	2007	$112,500 (1)	$56,096 (1)	$40,625 (2)	—	—	—	$102,407	(3)	$311,628
President and Chief Executive Officer

William M. Barrett(4)	2007	462,500	—	—	—	—	—	23,488	(3)	485,988
Executive Chairman; former President and Chief Executive Officer

Gary W. LaChey	2007	326,560	—	—	—	—	—	21,299	(3)	347,859
Corporate Vice President — Finance, Treasurer, Secretary and Chief Financial Officer

James Ackerman	2007	208,000	—	—	—	$166,400 (5)	—	18,383	(3)	392,783
Division President — Mercer Forge Corporation

John H. Andrews	2007	252,336	—	—	—	—	—	18,847	(3)	271,183
Neenah Corporate Vice President — Manufacturing, Chief Operating Officer of Manufacturing Operations

Joseph Varkoly(6)	2007	212,176	—	—	—	—	—	15,532	(3)	227,708
Former Neenah Corporate Vice President — Industrial Products Sales

Joseph L. DeRita(7)	2007	238,500	—	—	—	—	—	69,478	(3)	307,978
Former Division President — Dalton Corporation

(1)	Mr. Ostendorf commenced employment as the President and CEO on July 2, 2007. Pursuant to his employment agreement, Mr. Ostendorf is entitled to an annual cash target award of 50% of annual base salary paid at target and prorated for the fiscal year ended September 30, 2007.

(2)	Mr. Ostendorf received a grant of 50,000 shares of restricted stock pursuant to his employment agreement. The award vests in two equal annual installments on the first and second anniversaries of the grant date. Under Statement of Financial Accounting Standards No. 123(R), Share-Based Payment (FAS 123R), the Company recognizes compensation expense for stock options and other stock-related awards granted to employees and directors based on the estimated fair value of the equity awards at the time of grant. The assumptions used to determine the fair value of the award are discussed in note 7 to the consolidated financial statements. The amount shown in this column is the dollar amount recognized by the Company for financial statement reporting purposes with respect to fiscal 2007 for the named executive officer in accordance with FAS 123R.

(3)	The amounts listed under the column entitled “All Other Compensation” in the “Summary Compensation Table” above consist of matching contributions to the 401(k) plan, contributions pursuant to the profit sharing plan, executive life insurance premiums, health insurance premiums, supplemental benefit payments and a housing allowance, which are listed in the table below.

The Company also provides its executive officers with personal benefits as part of providing a competitive compensation program. These may include such benefits as a company automobile and personal liability insurance. These benefits are valued based upon the incremental cost to the Company. The incremental cost to the Company of such benefits did not exceed the SEC’s disclosure threshold for any named executive officer for fiscal 2007.

		Company		Value of Life
		Matching		Insurance
		Contribution	Company Profit	Premiums	Health Insurance
		to 401(k)	Sharing	Paid by the	Reimbursement	Supplemental		Housing
		Plan	Contributions	Company	Payments	Benefit		Allowance		Total
	Year	($)	($)	($)	($)	Payments		($)		($)

Mr. Ostendorf	2007	$938	$1,406	$0	$63	—		$100,000	(A)	$102,407
Mr. Barrett	2007	5,625	8,250	4,752	4,861	—		—		23,488
Mr. LaChey	2007	5,625	8,250	4,752	2,672	—		—		21,299
Mr. Ackerman	2007	6,611	—	5,675	6,097	—		—		18,383
Mr. Andrews	2007	5,625	8,250	3,744	1,228	—		—		18,847
Mr. Varkoly	2007	5,625	8,250	486	1,171	—		—		15,532
Mr. DeRita	2007	6,376	—	8,032	5,066	50,004	(B)	—		69,478

(A)	Mr. Ostendorf was paid a $100,000 housing allowance under his employment agreement.

(B)	The amount set forth above was paid pursuant to a supplemental benefit agreement. Pursuant to the agreement, Mr. DeRita is paid $4,167 per month over a period of 120 months. The payment of the supplemental benefits commenced upon Mr. DeRita reaching age 65.

(4)	Mr. Barrett was the President and CEO until July 2, 2007. Mr. Barrett then transitioned into the role of Executive Chairman in July 2007 and served in such capacity until his retirement as an employee in November 2007. He continues to serve as non-executive Chairman of the Board.

(5)	Amount reflects the annual incentive award for fiscal 2007.

(6)	Mr. Varkoly resigned his position with the Company effective December 14, 2007.

(7)	Mr. DeRita retired from the Company effective October 5, 2007. Effective May 1, 2007, Mr. DeRita transitioned into a lesser role with the Company.

Grants of Plan-Based Awards for Fiscal 2007

The following table sets forth certain information regarding awards for fiscal 2007 under the Company’s short-term and long-term incentive programs. These incentive programs are described more fully under “Compensation Discussion and Analysis” above.

												All Other	All Other
												Stock Awards:	Option Awards:
												Number of	Number of	Grant Date
			Estimated Future Payouts Under									Shares of	Securities	Fair Value
			Non-Equity Incentive Plan Awards						Estimated Future Payouts Under Equity Incentive Plan Awards			Stock or	Underlying	of Stock
	Grant	Approval	Threshold		Target		Maximum		Threshold	Target	Maximum	Units	Options	and Option
Name	Date	Date	($)		($)		($)		(#)	(#)	(#)	(#)	(#)	Awards

Robert E. Ostendorf Jr.(1)	7/2/2007	6/5/2007	—		—		—		—	—	—	50,000 (1)	—	$325,000 (1)
William M. Barrett	—	—	$96,250	(2)	$192,500	(2)	$385,000	(2)	—	—	—	—	—	—
Gary W. LaChey	—	—	58,422	(2)	116,844	(2)	233,688	(2)	—	—	—	—	—	—
James Ackerman	—	—	41,600	(3)	83,200	(3)	166,400	(3)	—	—	—	—	—	—
John H. Andrews	—	—	45,150	(2)	90,300	(2)	180,600	(2)	—	—	—	—	—	—
Joseph Varkoly	—	—	38,027	(2)	76,054	(2)	152,107	(2)	—	—	—	—	—	—
Joseph L. DeRita	—	—	46,141	(2)	92,283	(2)	184,566	(2)	—	—	—	—	—	—

(1)	Mr. Ostendorf received a grant of 50,000 shares of restricted stock pursuant to his employment agreement. The shares were awarded under the 2003 Management Equity Incentive Plan. The award vests in two equal annual installments on the first and second anniversaries of the grant date. The assumptions used to determine the fair value of the award are discussed in note 7 to the consolidated financial statements.

(2)	Amounts represent the annual incentive opportunity available under the 2003 Management Annual Incentive Plan. Any annual incentive actually paid to each of the named executive officers is set forth above in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis — Annual Incentive Compensation” for further discussion regarding the awards.

(3)	Amounts represent the annual incentive opportunity available to the named executive officer. The annual incentive actually paid to the named executive officer is set forth above in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. See “Compensation Discussion and Analysis — Annual Incentive Compensation” for further discussion regarding the awards.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table reflects unvested restricted stock held by the named executive officers as of the end of fiscal year 2007. There were no outstanding options to purchase NEI common stock as of the end of fiscal year 2007.

Stock Awards
Equity Incentive
			Equity Incentive	Plan Awards:
	Number of	Market Value	Plan Awards:	Market or Payout
	Shares or	of Shares or	Number of Unearned	Value of Unearned
	Units of Stock	Units of Stock	Shares, Units or Other	Shares, Units or
	That Have	That Have Not	Rights That	Other Rights That
	Not Vested	Vested	Have Not Vested	Have Not Vested
Name	(#)	($)	(#)	($)

Robert E. Ostendorf Jr.	50,000 (1)	$325,000 (1)	—	—
William M. Barrett	—	—	—	—
Gary W. LaChey	—	—	—	—
James Ackerman	—	—	—	—
John H. Andrews	—	—	—	—
Joseph Varkoly	—	—	—	—
Joseph L. DeRita	—	—	—	—

(1)	The award vests in two equal annual installments beginning on July 2, 2008. The market value of the shares is based on $6.50 per share, which was the fair value utilized for purposes of FAS 123R. There was no quoted market price for the Company’s common stock as of the end of the 2007 fiscal year.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

In connection with the emergence from bankruptcy in 2003, the Company entered into employment agreements with each of the Company’s senior executives, including each of the named executive officers (other than Mr. Ostendorf, who became President and CEO in July 2007, and Mr. Ackerman). The agreements provide for, among other things, a severance payment calculation in the event of termination (pursuant to the 2003 Severance and Change of Control Plan described below). Non-competition and non-solicitation provisions are included in the employment agreements, which will apply for a period of two years after termination for each named executive officer with an employment agreement.

Pursuant to the employment agreement with Mr. Ostendorf, the Company has agreed to provide him with, among other things, certain termination payments in the event of termination (pursuant to the 2003 Severance and Change of Control Plan described below).

On June 29, 2007, the Company entered into a new employment agreement with Mr. Barrett in connection with his previously announced transition from President and Chief Executive Officer of the Company to the role of Executive Chairman. Mr. Barrett’s new employment agreement, which superseded his previous one, became effective on July 2, 2007, the date that Mr. Ostendorf commenced employment with the Company. As discussed above, the new employment agreement with Mr. Barrett provided for an annual salary of $200,000, which was a significant reduction in base salary from his prior position. Effective November 21, 2007, Mr. Barrett retired as an employee of the Company and became non-executive Chairman of the Board. Mr. Barrett no longer receives a base salary pursuant to his employment agreement, but is entitled to receive payments under the Company’s outside director compensation program. Mr. Barrett also received title to the Company automobile that he was using at the time of his retirement.

As discussed above, Mr. DeRita, Former Division President — Dalton Corporation, retired from the Company effective October 5, 2007. See the table below for payments made to Mr. DeRita in connection with his retirement. Additionally, in April 1995, Mr. DeRita entered into a supplemental benefits agreement with Dalton (which the Company acquired in 1998) intended to, among other things, provide a retention incentive to Mr. DeRita. Pursuant to the agreement, Mr. DeRita is paid $4,167 per month over a period of 120 months. Supplemental benefit payments commenced upon Mr. DeRita reaching age 65. The agreement contains confidentiality, non-competition and non-solicitation provisions. The non-competition and non-solicitation provisions apply for a period of one year after termination. In the event the confidentiality, non-competition and non-solicitation provisions are violated, thereafter no benefits are payable under the agreement.

2003 Severance and Change of Control Plan

Under the 2003 Severance and Change of Control Plan, the executives with whom the Company has executed employment agreements are entitled to receive Severance Payments, as defined in the 2003 Severance and Change of Control Plan, health benefits and outplacement services if the Company terminates his or her employment without Cause or if he or she terminates his or her employment for Good Reason and a Change of Control Payment, health benefits and outplacement services if a participating executive’s employment is terminated without Cause or the executive resigns from employment for Good Reason within one year of a Change in Control, as such terms are defined in the 2003 Severance and Change of Control Plan. The acquisition by Tontine in May 2006 of beneficial ownership of a majority of our common stock was a Change of Control for this purpose. On June 5, 2007, the Board of Directors approved amendments to the 2003 Severance and Change of Control Plan (1) to amend the definition of “Change of Control” contained in the plan in light of the change of control that occurred in May 2006, and (2) to increase the period following a Change of Control during which a participant is entitled to receive a Change of Control Payment upon termination of employment without Cause or resignation for Good Reason from 180 days to one year. On October 25, 2007, the 2003 Severance and Change of Control Plan was amended and restated to, among other things, comply with Section 409A of the Internal Revenue Code. The plan is now referred to as the Neenah Foundry Company Amended and Restated 2003 Severance and Change of Control Plan.

The Severance Payment is equal to (1) the severance multiple listed in each executive’s employment agreement multiplied by (2) the base salary of such executive. The Change of Control Payment is equal to (1) the change of control multiple listed in each executive’s employment agreement multiplied by (2) the base salary of such executive. The severance multiples for Messrs. Ostendorf, LaChey, Andrews, and Varkoly, respectively are 2.00, 2.03, 1.88 and 2.03. The change of control multiples for Messrs. Ostendorf, LaChey, Andrews, and Varkoly, respectively are 3.00, 2.70, 1.88 and 2.03. The plan also requires payments in certain circumstances to executives sufficient to make them whole for any excise tax imposed under Section 4999 of the Internal Revenue Code.

Retirement Benefits Policy

The Company also has an executive retirement benefits policy applicable to officers at the Vice President and President level at Neenah. Pursuant to the policy, these executives are entitled to (1) post retirement medical insurance for the retired executive and his or her spouse to age 65 (current annual approximate cost of $15,200), (2) a Medicare supplement at age 65 for both the retired executive and his or her spouse (current annual approximate cost of $4,100), (3) a retiree life insurance policy (current annual approximate cost of $1,800), (4) free and clear title to the executive’s Company car upon retirement, including tax gross-up (ranging from approximately $25,000 to

$40,000), and (5) eligibility for the Company’s executive retiree medical reimbursement policy (current annual reimbursement of $6,000).

Potential Payments Upon Termination or Change-in-Control Table

The following table presents potential payments to each named executive officer as if the officer’s employment had been terminated as of September 28, 2007, the last business day of fiscal 2007, except with respect to Mr. DeRita. The amounts in the table represent actual amounts payable to Mr. DeRita in connection with his retirement, described above. If applicable, amounts in the table were calculated using a $6.50 value per share for the Company’s common stock, which was also the fair value utilized for purposes of FAS 123R. (As of September 28, 2007, there was no public trading market for shares of the Company’s common stock.) The amounts presented in the table are in addition to amounts each named executive officer earned or accrued prior to termination, such as previously issued shares of restricted stock and accrued vacation.

			Early Vesting
			of Restricted	Outplacement
	Severance Pay		Stock Awards	Services	Other	Total
Name	($)		($)	($)(1)	($)(2)	($)

Robert E. Ostendorf, Jr.
Involuntary Termination (Severance)	$900,000		—	$5,000	$44,728	$949,728
Termination if Change of Control	1,350,000		$325,000	5,000	67,092	1,747,092

William M. Barrett
Involuntary Termination (Severance)	100,273	(3)	—	5,000	16,773	122,046
Termination if Change of Control	100,273	(3)	—	5,000	16,773	122,046

Gary W. LaChey
Involuntary Termination (Severance)	677,695		—	5,000	45,399	728,094
Termination if Change of Control	901,368		—	5,000	60,383	966,751

James V. Ackerman
Involuntary Termination (Severance)	—		—	—	—	—
Termination if Change of Control	—		—	—	—	—

John H. Andrews
Involuntary Termination (Severance)	485,040		—	5,000	42,044	532,084
Termination if Change of Control	485,040		—	5,000	42,044	532,084

Joseph Varkoly(4)
Involuntary Termination (Severance)	441,110		—	5,000	45,399	491,509
Termination if Change of Control	441,110		—	5,000	45,399	491,509

Joseph L. DeRita
Retirement	113,846	(5)	—	—	38,646 (6)	152,492

(1)	Estimated cost for outplacement services to the named executive officer.

(2)	Represents estimated amounts for health insurance benefits for the named executive officer.

(3)	Effective November 21, 2007, Mr. Barrett retired as an employee of the Company and became non-executive Chairman of the Board. Mr. Barrett no longer receives a base salary pursuant to his employment agreement, but is entitled to receive payments under the Company’s outside director compensation program. The amount set forth above represents potential payments under Mr. Barrett’s new employment agreement, described above, as if his employment had been terminated as of September 28, 2007.

(4)	Mr. Varkoly resigned his position with the Company effective December 14, 2007.

(5)	The amount above includes continuation of base salary of $200,000 through April 5, 2008. Mr. DeRita is also entitled to payments under the supplemental benefits agreement discussed above.

(6)	Includes $13,046 for continuation of health insurance benefits through April 2008, $19,700 for the value of the named executive officer’s Company car that was received at retirement, and $5,900 for the associated tax gross-up.

DIRECTOR COMPENSATION

For fiscal 2007, each member of the Board of Directors who is not an officer of the Company was entitled to receive annual compensation in the amount of $100,000 for services as a director, payable in cash quarterly in four equal installments. Members of the audit committee or other committees of the Board were entitled to receive an additional $15,000 of annual cash compensation for serving on each such committee.

Each director is also entitled to receive reimbursement for all reasonable out-of-pocket expenses, including, without limitation, travel expenses, incurred in connection with the performance of the director’s duties.

For fiscal 2008, the Company has revised its non-employee director compensation plan, based on recommendations from the compensation committee and Frederic W. Cook & Co. The fiscal 2008 non-employee director compensation plan includes the following components:

•	$60,000 annual cash retainer

•	No meeting fees

•	$15,000 annual chair retainer for each Board committee

•	$10,000 annual member retainer for each Board committee

•	$40,000 annual award of restricted stock units (payable solely in common stock)

The cash components of the non-employee director compensation plan for fiscal 2008 are payable in four equal installments. The number of restricted stock units awarded will be based on the fair market value of NEI common stock at the time of grant; the restricted stock units will vest immediately, but the underlying shares will not be distributed until the director terminates service. The restricted stock units are expected to be granted at the time of the annual meeting of stockholders.

The following table shows the compensation paid by the Company for fiscal 2007 to each person who served as a director who is not named in the Summary Compensation Table.

	Fees Earned or	All Other
	Paid in Cash	Compensation	Total
Name	($)	($)	($)

Albert E. Ferrara, Jr.	$130,000	—	$130,000
David B. Gendell(1)	—	—	—
Stephen E. K. Graham	126,250	—	126,250
Joseph V. Lash(1)	—	—	—
Jeffrey G. Marshall	130,000	—	130,000
Gerald E. Morris(2)	—	—	—

(1)	Mr. Gendell and Mr. Lash have declined to accept directors’ fees and currently receive only reimbursement for expenses for serving on the Board.

(2)	Mr. Morris was elected as a director effective as of January 1, 2007 and resigned on January 19, 2007, due to a change in his circumstances. He did not receive any fees in fiscal 2007.

PROPOSAL 3:

APPROVAL OF THE NEENAH ENTERPRISES, INC.
INCENTIVE COMPENSATION PLAN

As discussed earlier in this proxy statement, the compensation committee (the “committee”) believes the use of an annual incentive compensation plan is an integral component of a compensation program that will assist the Company in attracting and retaining officers and other key employees of the Company and its affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such persons. The Company adopted a new annual incentive plan (the Neenah Enterprises, Inc. Incentive Compensation Plan) (the “Annual Incentive Plan”) in July 2007, to be used for incentive awards beginning in fiscal 2008. The plan was approved by Tontine, as the Company’s majority stockholder in July 2007 by written consent. For awards under the Annual Incentive Plan to continue to qualify under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” stockholder approval of the Annual Incentive Plan at the Meeting is required.

A copy of the full text of the Annual Incentive Plan is attached as Exhibit A to this proxy statement. The principal features of the Annual Incentive Plan are summarized below. Such summary is qualified in its entirety by reference to the terms of the Annual Incentive Plan as set forth in Exhibit A.

Principal Terms of the Neenah Enterprises, Inc. Incentive Compensation Plan

Eligibility.  The individuals eligible to participate in the new plan include officers or key employees of the Company and its affiliates. It is anticipated that, for fiscal 2008, the number of individuals that will participate in the Annual Incentive Plan will be between 30 and 35.

Performance Criteria.  The committee administers the plan and is charged with the responsibility for selecting the individuals to whom awards may from time to time be granted and the terms and conditions of each award. The committee will establish specific performance targets for each participant, determine the period over which such performance will be measured and establish an objective formula for calculating the bonus payable to each participant. The committee will take these actions within 90 days of the beginning of the performance period (or by the expiration of 25% of the performance period if earlier).

The performance targets may be based on one or more of the following performance criteria: net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (pre-tax or after-tax and with adjustments as stipulated); total shareholder return; return on assets, net assets, equity, tangible book value or capital employed; appreciation in and/or maintenance of the price of the shares of common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), and adjusted versions of those or similar measures; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; loss ratio, expense ratio, incremental profit contribution measurements (sales less variable costs), operational type metrics (including but not limited to lost time accidents, percentage scrap, OEE (overall equipment efficiency), man-hours per ton, on time delivery, workers compensation claims, customer returns, etc.), capacity utilization metrics; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

Bonus Payment.  Following the conclusion of each performance period, the committee will determine the amount payable to each participant. The amount actually paid to a participant (which may be made in cash or in shares under a stockholder-approved equity compensation plan) may, in the sole discretion of the committee, be less than the amount otherwise payable to the participant based on attainment of the performance targets for the performance period. The maximum amount that may be payable to any participant under the new plan in any 12-month period is $2,500,000.

Amendment.  The Board may, from time to time, alter, amend, suspend or terminate the new plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. Among the amendments requiring stockholder approval are the addition of new performance criteria and an increase in the maximum amount payable to any participant. No amendments to, or termination of, the plan may in any way impair the rights of a participant without such participant’s consent.

Federal Income Tax Consequences.  An executive or key employee will realize income at the time an award is paid to the executive or key employee under the Annual Incentive Plan. The Company will be entitled to a deduction for the amount of the award at the same time provided that, with respect to the deduction to be taken for any award paid to an executive officer who is subject to Section 162(m) of the Internal Revenue Code which exceeds, when combined with other compensation paid to that officer, $1 million, the Annual Incentive Plan continues to qualify for such deduction under Section 162(m).

The Board of Directors recommends that you vote “FOR”
the Neenah Enterprises, Inc. Incentive Compensation Plan.

New Plan Benefits.  See “Proposal 4: Approval of the Neenah Enterprises, Inc. Management Equity Incentive Plan — New Plan Benefits,” for a tabular summary of information concerning fiscal 2008 awards under the Annual Incentive Plan.

PROPOSAL 4:

APPROVAL OF THE NEENAH ENTERPRISES, INC.
MANAGEMENT EQUITY INCENTIVE PLAN

As discussed earlier in this proxy statement, the compensation committee (the “committee”) believes the use of an equity incentive compensation plan is an integral component of a compensation program that will successfully attract, motivate and retain the services of employees with outstanding ability, competence and potential, to promote the success and enhance the value of the Company. The Neenah Foundry Company 2003 Management Equity Incentive Plan was initially approved in connection with the Company’s emergence from bankruptcy in October 2003. In July 2007, the plan was amended and restated, assumed by the Company and renamed the Neenah Enterprises, Inc. Management Equity Incentive Plan (the “Equity Incentive Plan). The plan, as amended and restated, was approved by Tontine, as the Company’s majority stockholder, in July 2007 by written consent. For awards under the Equity Incentive Plan to continue to qualify under Section 162(m) of the Internal Revenue Code as “performance-based compensation,” and to permit the grant of options that will qualify as “incentive stock options” under Section 422 of the Internal Revenue Code, if the committee chooses to make such grants, stockholder approval of the Equity Incentive Plan at the Meeting is required.

A copy of the full text of the Equity Incentive Plan is attached as Exhibit B to this proxy statement. The principal features of the Equity Incentive Plan are summarized below. Such summary is qualified in its entirety by reference to the terms of the Equity Incentive Plan as set forth in Exhibit B.

Principal Terms of the Neenah Enterprises, Inc. Management Equity Incentive Plan

Eligibility.  The individuals eligible to participate in the plan are directors, officers and employees of, and other individuals performing services for, the Company and its affiliates who are selected by the Board of Director or the committee. It is anticipated that, for fiscal 2008, the number of employees and directors that will receive an award under the Equity Incentive Plan will be between 20 and 25 individuals.

Performance Criteria.  As discussed below, the committee may condition the grant of restricted stock or restricted stock units upon the attainment of performance goals so that the award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code.

The performance goals may be based on one or more of the following performance criteria: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (pre-tax or after-tax and with adjustments as stipulated); total shareholder return; return on assets, net assets, equity, tangible book value or capital employed; appreciation in and/or maintenance of the price of the shares of common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), and adjusted versions of those or similar measures; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; loss ratio, expense ratio, incremental profit contribution measurements (sales less variable costs), operational type metrics (including but not limited to lost time accidents, percentage scrap, OEE (overall equipment efficiency), man-hours per ton, on time delivery, workers compensation claims, customer returns, etc.), capacity utilization metrics; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

Permissible Grants.  The Equity Incentive Plan provides for the issuance of incentive stock options, non-qualified stock options, stock appreciation rights, restricted stock awards and restricted stock units (which entitle the grantee to receive shares of common stock if predetermined conditions are met). As of December 28, 2007, of the 1,600,000 shares of NEI common stock authorized to be issued pursuant to the Equity Incentive Plan, 800,000 shares have been issued as restricted stock that has vested, 50,000 shares have been issued as restricted stock that has not yet vested, and 750,000 shares are available for future issuance under the Equity Incentive Plan. If any award under the Equity Incentive Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any shares, or is tendered or withheld as to any shares in payment of the exercise price or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld shares shall thereafter be available for further awards under the plan. No plan participant may receive awards for more than 400,000 shares in any calendar year. The share amounts are subject to adjustment for capital changes as provided in the plan.

Administration.  For grants to Company directors, the Equity Incentive Plan is administered by the Company’s full Board of Directors; otherwise it is administered by the committee. The committee, in its discretion, designates the persons to whom awards will be made and will grant awards in the forms and amounts as it determines and impose such limitations, restrictions and other conditions upon any award as it deems appropriate. The Equity Incentive Plan is designed to give the committee a significant amount of discretion in establishing the terms of any award. The committee may delegate authority to administer the plan as it deems appropriate, subject to the express limitations set forth in the plan. The plan is designed to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal Revenue Code with respect to stock options and stock appreciation rights. Restricted stock awards and restricted stock units may qualify under Section 162(m) if they are granted in accordance with a performance goal established by the committee prior to the grant of an award that is based on the attainment of goals relating to one or more of the same business criteria as those permitted under the Annual Incentive Plan described above.

Stock Options.  The committee may grant options which are designated as incentive stock options (“ISOs”) or non-qualified stock options (“NSOs”); provided, however, that ISOs may not be granted to directors. The exercise price for any option may not be less than 100% of the fair market value of the shares on the date of grant determined as provided in the plan. Under the plan, the fair market value is the closing price of the common stock on the principal securities exchange on which it is listed, and if not listed, as determined by the Board in good faith. As of December 27, 2007, the last quoted sales price of our common stock on the OTC Bulletin Board was $6.00.

Each option grant will be evidenced by a stock option agreement containing the terms and conditions required by the plan and such other terms as the committee may deem appropriate in each case. Each option agreement will state the period or periods of time within which the option may be exercised, as determined by the committee. Options will have a maximum exercise term of ten years from the date of grant.

To comply with incentive stock option rules under Section 422 of the Internal Revenue Code, no person may receive an ISO if, at the time of grant, the person owns, directly or indirectly, more than 10% of the total combined voting power of the Company, unless the exercise price is at least 110% of the fair market value of the shares and the exercise period of the ISO is limited to five years. The maximum fair market value, determined at the time of grant, of shares covered by ISOs that may first become exercisable by any employee in any one calendar year is limited to $100,000.

Stock Appreciation Rights.  The stock appreciation rights (“SARs”) which may be granted under the plan provide a benefit that is measured by the appreciation in value of common stock over a period of time designated by the committee. SARs may be granted concurrently with options (tandem SARs), or on a stand alone basis (stand alone SARs). Each SAR grant will be evidenced by an agreement that specifies the number of SARs granted, the grant price (which may be not less than the fair market value of a share of common stock on the grant date), the term of the SAR, and such other provisions as the committee determines. Upon the exercise of SARs, the grantee will receive an amount determined by multiplying (1) the difference obtained by subtracting the grant price from the value of the common stock on the exercise date, by (2) the number of SARs exercised. The committee may elect to pay that amount in cash, in shares of common stock, or in any combination thereof.

Restricted Stock Awards.  Restricted stock awards may be issued either alone or in addition to other awards granted under the plan. The committee will determine the eligible persons to whom, and the times at which, restricted stock awards will be made, the number of shares to be awarded, the time or times within which awards may be subject to forfeiture and any other terms and conditions of the awards. Restricted stock awards may be conditioned upon the attainment of specified performance goals or other criteria determined by the committee. Unless otherwise provided in the applicable award agreement, the portion of the restricted stock award still subject to restriction will be forfeited by the grantee upon termination of the grantee’s service to the Company for any reason.

At the time the award is made, stock certificates representing the number of shares of common stock awarded and containing appropriate legends will be issued to the grantee. If and when the applicable restrictions lapse, stock certificates without the restrictive legends will be delivered to the grantee. A grantee receiving a restricted stock award will have all of the rights of a stockholder, including the right to vote the shares and the right to receive any cash dividends. Dividends payable in cash on restricted stock will be paid in cash and dividends payable in stock will be paid in the form of additional restricted stock.

Restricted Stock Units.  Restricted stock units entitle the grantee to receive shares of common stock if predetermined conditions are met. The committee will determine the eligible persons to whom, and the time or times at which, grants will be made, the number of shares to be awarded, the time or times within which the awards may be subject to forfeiture and any other terms and conditions of the awards. The committee may condition the grant of restricted stock units upon the attainment of performance goals or other criteria determined by the committee.

Unless otherwise provided in the applicable award agreement, the portion of the grant still subject to conditions will be forfeited by the grantee upon termination of the grantee’s service to the Company for any reason. If and when the applicable restrictions lapse, stock certificates for the underlying shares will be delivered to the grantee. A grantee receiving restricted stock units will not be deemed the holder of any shares covered by the award, or have any rights as a stockholder with respect thereto, until the underlying shares are issued to him or her following the lapse of the applicable restrictions. The committee may elect to pay or accumulate dividend equivalents in connection with restricted stock units.

Effect of Corporate Transactions.  The committee may set forth in any grant agreement the effect, if any, that a “change in control” or other, similar transaction shall have on any awards granted hereunder.

Amendment.  The committee may amend the terms of any award to provide rights that are more favorable to any grantee. The committee may not take any action that would adversely affect the grantee without the grantee’s consent.

Certain Federal Income Tax Consequences of the Neenah Enterprises, Inc. Management Equity Incentive Plan

The following is a brief summary of the principal income tax consequences under the Internal Revenue Code of awards made under the Equity Incentive Plan.

Nonqualified Stock Options.  A grantee will not recognize taxable income at the time an NSO is granted. Upon exercise of the NSO, a grantee will recognize compensation income in an amount equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. The amount of such difference will be a deductible expense to the Company for tax purposes. Any subsequent gain is treated as a capital gain.

Incentive Stock Options.  A grantee will not recognize taxable income at the time an ISO is granted. Further, a grantee will not recognize taxable income upon exercise of an ISO if the grantee complies with two separate holding periods: shares acquired upon exercise of an ISO must be held for at least two years after the date of grant and for at least one year after the date of exercise. The difference between the exercise price and the fair market value of the shares at the date of exercise is, however, a tax preference item. When the shares of stock received pursuant to the exercise of an ISO are sold or otherwise disposed of in a taxable transaction, the grantee will recognize a capital gain or loss, measured by the difference between the exercise price and the amount realized. If these holding periods are met with respect to an ISO, the employer will not be allowed any business expense deduction with respect to shares issued upon exercise of an ISO.

Stock Appreciation Rights.  A grantee will not recognize taxable income upon the grant of an SAR. Upon the exercise of an SAR, the amount paid or the value of shares delivered to the grantee will constitute compensation taxable to the grantee as ordinary income. The Company is generally entitled to an income tax deduction for any compensation income taxable to the grantee upon exercise of an SAR.

Restricted Stock Awards.  A grantee receiving a restricted stock award will generally recognize ordinary income in an amount equal to the fair market value of the shares at the time the shares are no longer subject to forfeiture restrictions. While the forfeiture restrictions are in effect, the grantee will recognize compensation income equal to the amount of any dividends received, and the Company will be allowed a deduction for that amount. A grantee may elect, under Section 83(b) of the Code, within 30 days of the grant, to recognize income at the time of grant. The amount of income to be recognized by the individual is equal to the excess of the fair market value of the shares on the date of the election over the amount, if any, paid for the shares. If the grantee makes a Section 83(b) election, any increase in the value of the shares will be treated as a capital gain to the grantee. The Company will generally be entitled to a deduction equal to the amount that is taxable as ordinary income to the grantee in the year that the income is taxable (subject to the satisfaction of an exclusion from the Section 162(m) limit, if applicable).

Restricted Stock Units.  A grantee who has been granted restricted stock units will not recognize taxable income until the applicable restriction has lapsed. The grantee will then recognize taxable income equal to the fair market value of the shares delivered. The Company is generally entitled to an income tax deduction for any compensation income taxable to the grantee from the award (subject to the satisfaction of an exclusion from the Section 162(m) limit, if applicable).

The Board of Directors recommends that you vote “FOR”
the Neenah Enterprises, Inc. Management Equity Incentive Plan.

New Plan Benefits

The following table summarizes the approximate awards that the Company anticipates will be received under the Equity Incentive Plan for the 2008 fiscal year by certain individuals and groups. The number of options and other awards to be made to executive officers and key employees pursuant to the Equity Incentive Plan is subject to the discretion of the compensation committee. The table also summarizes the annual incentive opportunity (at the target bonus level) under the Neenah Enterprises, Inc. Incentive Compensation Plan for fiscal 2008 by certain individuals and groups. For further discussion regarding awards to the named executive officers under the Neenah

Enterprises, Inc. Incentive Compensation Plan, see the “Compensation Discussion & Analysis” section of this proxy statement.

	$ Value of Awards	Number of	Dollar Amount of
	Under	Options	Restricted Stock Units
	Neenah Enterprises, Inc.	Anticipated	Anticipated
	Incentive	to be Awarded	to be Awarded
	Compensation Plan	for Fiscal 2008	for Fiscal 2008
	for Fiscal 2008	Under Equity	Under Equity
Name and Position	(at Target)	Incentive Plan	Incentive Plan

Robert E. Ostendorf, Jr.	$232,875	35,000	—
President and Chief Executive Officer and Director

William M. Barrett	—	—	$40,000 (1)
Chairman of the Board (former President and Chief Executive Officer)

Gary W. LaChey	120,934	17,000	—
Corporate Vice President — Finance, Treasurer, Secretary and Chief Financial Officer

James V. Ackerman	72,800	7,000	—
Division President — Mercer Forge Corporation

John H. Andrews	93,461	17,000	—
Neenah Vice President — Manufacturing, Chief Operating Officer of Manufacturing Operations

Joseph Varkoly	—	—	—
Former Neenah Corporate Vice President — Industrial Products Sales

Joseph L. DeRita	—	—	—
Former Division President — Dalton Corporation (Retired October 5, 2007)

All current executive officers as a group (7 persons)	710,660	97,000	—

All current directors who are not executive officers (6 persons)	—	—	$160,000 (1)

All employees, including all current officers who are not executive officers	$793,399	48,000	—

(1)	Represents the dollar amount of restricted stock units expected to be awarded to non-employee directors for fiscal 2008. The fiscal 2008 non-employee director compensation program includes an award of $40,000 restricted stock units for each non-employee director, payable solely in common stock. The number of restricted stock units awarded will be based on the fair market value of NEI common stock at the time of grant; the restricted stock units will vest immediately, but the underlying shares will not be distributed until the director terminates service. As discussed above under “Director Compensation,” Mr. Gendell and Mr. Lash have declined to accept directors’ fees.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about the Company’s Management Equity Incentive Plan as of September 30, 2007:

	Number of		Number of Securities
	Securities to be		Remaining Available
	Issued Upon	Weighted Average	for Future Issuance
	Exercise of	Exercise Price of	Under Equity
	Outstanding	Outstanding	Compensation Plans
	Options, Warrants	Options, Warrants	(Excluding Securities
Plan Category	and Rights	and Rights	Reflected in 1st Column)

Equity compensation plans approved by security holders	—	—	750,000	(1)
Equity compensation plans not approved by security holders	—	—	—

Total	—	—	750,000	(1)

(1)	Represents shares available for future issuance under the Company’s Management Equity Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy

On October 25, 2007, the Board of Directors of the Company adopted a written policy for approval of transactions between the Company and its directors, director nominees, executive officers, greater-than-5% beneficial owners and their respective family members, where the amount involved in the transaction exceeds or is expected to exceed $100,000 in a single calendar year.

The policy provides that the audit committee reviews certain transactions subject to the policy, and determines whether or not to approve or ratify those transactions. In doing so, the audit committee takes into account, among other factors it deems to be appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, and the extent of the related person’s interest in the transaction. Additionally, the policy contains provisions relating to standing pre-approval for certain transactions. Further, the Board has delegated authority to the chairman of the audit committee to pre-approve or ratify transactions where the aggregate amount is expected to be less than $500,000. A summary of any new transactions pre-approved by the chairman is provided to the full audit committee for its review at each, regularly scheduled audit committee meeting.

Relationships and Transactions

We experienced a change of control in May 2006. Over a period of several months, our officers were apprised by representatives of Tontine, an existing stockholder of the Company, of Tontine’s interest in acquiring additional shares of common stock. On May 19, 2006, we received a Transfer Notice (the “Transfer Notice”) along with an executed Securities Purchase Agreement, dated as of May 19, 2006 (the “Securities Purchase Agreement”), by and among Tontine, MacKay Shields LLC (“MacKay Shields”), Citicorp Mezzanine III, L.P. and certain of its affiliates (collectively “CM-III”) and certain affiliates of Trust Company of the West (“TCW” and with MacKay Shields and CM-III, the “Major Sellers”) and Metropolitan Life Insurance Company (“Met Life”). The Transfer Notice was required under the terms of the Stockholders Agreement dated as of October 8, 2003 (the “Stockholders Agreement”) among the Company, the Management Stockholders (as defined therein) and the Major Sellers, which provided the Company with a first option to purchase the NEI securities proposed to be sold to Tontine by MacKay Shields and CM-III, for the same consideration being offered by Tontine. We determined not to exercise our first option to purchase those securities, and on May 25, 2006, pursuant to the Securities Purchase Agreement, Tontine purchased all of the shares of our common stock, and warrants to purchase shares for an exercise price of $0.01 per share, held by the Major Sellers and Met Life for $1.80 per share and $1.79 per warrant (i.e., $9.00 per share and $8.95 per warrant with an exercise price of $0.05 per share after adjustment for our subsequent 1-for-5 reverse stock split), payable in cash. Additionally, Tontine was assigned the rights and obligations of the Major Sellers under the registration rights agreement, dated October 8, 2003, relating to the common stock.

On May 26, 2006, Tontine also purchased 1,333,330 shares for $1.80 per share (i.e., 266,666 shares for $9.00 per share, after adjusting for the subsequent reverse stock split) from certain officers and employees of Neenah and/or the Company (including Messrs. Barrett, LaChey, Varkoly, Andrews and DeRita) who collectively owned a total of 4,000,000 shares (i.e., 800,000 shares after adjusting for the subsequent reverse stock split) (the “Sellers”) pursuant to the terms of a Stock Purchase Agreement, dated as of May 19, 2006 (the “Stock Purchase Agreement”). The Stock Purchase Agreement also granted each Seller a right to “put” an additional one-third of his or her shares, collectively 1,333,330 additional shares (i.e., 266,666 shares after adjusting for the subsequent reverse stock split), subject to specified terms and conditions, to Tontine one year after the initial closing for $1.80 per share (i.e., $9.00 per share after adjusting for the subsequent reverse stock split). Certain Sellers exercised their put options and, as a result, Tontine acquired an additional 1,259,801 shares (i.e., 251,960 shares after adjusting for the subsequent reverse stock split) from those Sellers on June 4, 2007. On June 12, 2007, Tontine exercised all warrants that it beneficially owned for 21,139,220 shares of NEI common stock (i.e., 4,227,844 shares after adjusting for the subsequent reverse stock split).

The amount of NEI securities initially purchased pursuant to the Securities Purchase Agreement and the Stock Purchase Agreement was 18,152,355 shares and 20,992,053 warrants (i.e., 3,630,471 shares and warrants to purchase 4,198,410 shares after adjusting for the subsequent reverse stock split), representing 48.4% of all shares outstanding on a fully-diluted basis. The aggregate consideration paid for such securities was approximately $70.25 million. NEI securities purchased by Tontine were purchased with working capital and on margin collateralized by other securities owned by Tontine. Tontine’s margin transactions are with UBS Securities LLC, on that firm’s usual terms and conditions.

In connection with the purchase of the NEI securities by Tontine pursuant to the Securities Purchase Agreement and the Stock Purchase Agreement, the provisions of the Stockholders Agreement terminated on May 25, 2006.

As provided by the Stockholders Agreement, the Board of Directors then consisted of five directors. Under the Stockholders Agreement, MacKay Shields designated two members to the Board of Directors and CM-III and TCW each designated one member to the Board of Directors. Effective upon consummation of the transactions described above, three of those four directors resigned from the Board of Directors of the Company and its subsidiaries, and the Board of Directors unanimously elected Joseph V. Lash, David B. Gendell and Stephen E. K. Graham to the Board of Directors to fill the vacancies created by those resignations. William M. Barrett and Jeffrey G. Marshall continued to serve on the Board of Directors. Tontine purchased an aggregate of 400,000 shares of common stock at a price of $1.80 per share (i.e., 80,000 shares at a price of $9.00 per share after adjusting for the subsequent reverse stock split), from two of the former directors subsequent to their resignations from the Board of Directors and purchased 200,000 shares (i.e., 40,000 shares after adjusting for the subsequent reverse stock split) from a charity that acquired those shares from a third director.

Immediately before the 1-for-5 reverse stock split, Tontine beneficially owned, in the aggregate, 45,328,488 shares, representing approximately 56% of all shares outstanding on a fully-diluted basis and approximately 66% of the shares then actually outstanding, which included 4,177,112 shares and warrants to purchase 147,167 shares (which subsequently were exercised) that Tontine beneficially owned prior to entering into the Securities Purchase Agreement and the Stock Purchase Agreement, as well as 1,259,801 shares that Tontine acquired from certain officers and employees of Neenah and/or the Company on June 4, 2007 and 21,139,220 shares that it acquired upon exercise of its warrants on June 12, 2007. Accordingly, immediately after the reverse stock split Tontine beneficially owned, in the aggregate, 9,065,697 shares of our common stock, representing approximately 56% of all shares outstanding on a fully-diluted basis and approximately 66% of the shares then actually outstanding.

The purchase of the NEI securities by Tontine in May 2006 as described above constituted a Change of Control of Neenah, as defined in the indentures governing Neenah’s $133.1 million of then outstanding 11% Notes and $100 million of then outstanding 13% Notes. In accordance with those indentures, upon a Change of Control, Neenah was required to make tender offers to purchase all outstanding 11% Notes and all outstanding 13% Notes.

Both tender offers were required to be made at a price of 101% of the principal amount of the Notes, plus accrued and unpaid interest to the date of purchase. Neenah entered into an agreement with Tontine whereby Tontine agreed that Tontine or an affiliate would acquire directly any 11% Notes and any 13% Notes that were tendered in the change of control tender offers. In accordance with that agreement, Tontine purchased all $115,000 of 11% Notes and all $76.3 million of 13% Notes that were tendered in the change of control tender offers. As of December 29, 2006, Tontine continued to own, and to receive the interest payable on, those securities. On December 29, 2006, Neenah acquired all of the 11% Notes (including those owned by Tontine). It also acquired $75 million of Tontine’s 13% Notes in exchange for $75 million of new 12 1/2% Notes and issued a redemption notice for all of the remaining 13% Notes (including those owned by Tontine). The remaining $25 million of 13% Notes were redeemed on February 2, 2007. Under the 12 1/2% Notes issued to Tontine, interest is payable semi-annually in arrears on January 1 and July 1 of each year, starting July 1, 2007. The 12 1/2% Notes mature on September 30, 2013.

Neenah and certain guarantors entered into a registration rights agreement (the “12 1/2% Notes Registration Rights Agreement”) with Tontine relating to the 12 1/2% Notes. Under the 12 1/2% Notes Registration Rights Agreement, Neenah and the guarantors are required to file an exchange offer registration statement with the SEC within 90 days after Neenah receives a written demand (the “Demand Date”) from Tontine or the holders of a majority of the 12 1/2% Notes and to use their respective best efforts to have the exchange offer registration statement declared effective by the SEC within 210 days after the Demand Date. Neenah and the guarantors also agreed to file a shelf registration statement to cover resales of the 12 1/2% Notes under certain circumstances. If Neenah and the guarantors are obligated to file a shelf registration statement, they have agreed to file the shelf registration statement with the SEC within 90 days after such filing obligation arises and to use their best efforts to cause the shelf registration statement to be declared effective by the SEC within 210 days after such obligation arises. If Neenah fails to meet these targets, it will be required to pay additional interest on the 12 1/2% Notes.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Exchange Act, the Company’s directors, its executive officers, and persons who beneficially own more than 10% of the Company’s common stock are required to report their initial ownership of Company common stock and subsequent changes in that ownership to the SEC. Specific due dates for those reports have been established and the Company is required to disclose in this proxy statement any failure to file by those due dates during the most recent fiscal year. Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that all of those filing requirements were satisfied with respect to fiscal 2007.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Meeting. However, if any other matters are properly brought before the Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment on such matters.

STOCKHOLDER PROPOSALS

Stockholder proposals for the 2009 Annual Meeting of Stockholders of the Company must be received no later than September 5, 2008 at the Company’s principal executive offices, 2121 Brooks Avenue, Neenah, Wisconsin 54957, directed to the attention of the Corporate Secretary, in order to be considered for inclusion in next year’s annual meeting proxy material under the SEC’s proxy rules. Under the Company’s Bylaws, written notice of stockholder proposals for the 2009 Annual Meeting of Stockholders of the Company which are not intended to be considered for inclusion in next year’s annual meeting proxy material (stockholder proposals submitted outside the processes of Rule 14a-8) must be received no later than October 26, 2008 and no earlier than September 26, 2008 at such offices, directed to the attention of the Corporate Secretary, and such notice must contain the information specified in the Company’s Bylaws.

The foregoing notice and proxy statement are sent by order of the Board of Directors.

NEENAH ENTERPRISES, INC.

Gary W. LaChey
Secretary

Neenah, Wisconsin
December 28, 2007

A copy (without exhibits) of the Company’s Annual Report to the SEC on Form 10-K for the fiscal year ended September 30, 2007 has been provided with this proxy statement. The Company will provide to any stockholder, without charge, upon written request of such stockholder, an additional copy of such Annual Report. Such requests should be addressed to the Corporate Secretary, Neenah Enterprises, Inc., 2121 Brooks Avenue, Neenah, Wisconsin 54957.

Exhibit A

NEENAH ENTERPRISES, INC.
INCENTIVE COMPENSATION PLAN

ACP Holding Company, which will be renamed Neenah Enterprises, Inc. (the “Company”), a Delaware corporation, hereby establishes and adopts the following Neenah Enterprises, Inc. Incentive Compensation Plan (the “Plan”) to provide incentive awards that are intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended.

1.	PURPOSES OF THE PLAN

The purposes of the Plan are to advance the interests of the Company and its stockholders and assist the Company in attracting and retaining officers and other key employees of the Company and its Affiliates who, because of the extent of their responsibilities can make significant contributions to the Company’s success by their ability, industry, loyalty and exceptional services, by providing incentives and financial rewards to such persons.

2.	DEFINITIONS

2.1. “Affiliate” shall mean any corporation, partnership or other organization of which the Company owns or controls, directly or indirectly, not less than 50% of the total combined voting power of all classes of stock or other equity interests.

2.2. “Award” shall mean any amount granted to a Participant under the Plan.

2.3. “Board” shall mean the board of directors of the Company.

2.4. “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

2.5. “Committee” shall mean the Compensation Committee of the Board or any subcommittee thereof formed by the Compensation Committee to act as the Committee hereunder. For purposes of satisfying the requirements of Section 162(m) of the Code and the regulations thereunder, the Committee is intended to consist solely of “outside directors” as such term is defined in Section 162(m) of the Code.

2.6. “Disability” means any physical or mental condition of a Participant that in the opinion of the Committee renders the Participant incapable of continuing to be an employee of the Company and its Affiliates.

2.7. “Participant” shall mean the Company’s Chief Executive Officer and each other officer or key employee of the Company or any Affiliate of the of the Company selected by the Committee pursuant to Section 4.1 to participate in this Plan.

2.8. “Performance Criteria” shall mean net sales; revenue; revenue growth or product revenue growth; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (pre-tax or after-tax and with adjustments as stipulated); total shareholder return; return on assets, net assets, equity, tangible book value or capital employed; appreciation in and/or maintenance of the price of the shares of common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), and adjusted versions of those or similar measures; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; loss ratio, expense ratio, incremental profit contribution measurements (sales less variable costs), operational type metrics ((including but not limited to lost time accidents,% scrap, OEE (overall equipment efficiency), man-hours per ton, on time delivery, workers compensation claims, customer returns, etc.)), capacity utilization metrics; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel.

2.9. “Performance Period” shall mean the Company’s fiscal year or such other period that the Committee, in its sole discretion, may establish, provided no Performance Period shall be more than five years in length.

3.	ELIGIBILITY AND ADMINISTRATION

3.1. Eligibility.  The individuals eligible to participate in the Plan shall be the Company’s Chief Executive Officer and any other officer or key employee of the Company or an Affiliate selected by the Committee to participate in the Plan (each, a “Participant”).

3.2. Administration.  (a) The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Participants to whom Awards may from time to time be granted hereunder; (ii) determine the terms and conditions, not inconsistent with the provisions of the Plan, of each Award; (iii) determine the time when Awards will be granted and paid and the Performance Period to which they relate; (iv) determine the performance goals for Awards for each Participant in respect of each Performance Period based on the Performance Criteria and certify the calculation of the amount of the Award payable to each Participant in respect of each Performance Period; (v) determine whether payment of Awards may be deferred by Participants; (vi) interpret and administer the Plan and any instrument or agreement entered into in connection with the Plan; (vii) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (viii) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (ix) make any other determination and take any other action that the Committee deems necessary or desirable for administration of the Plan.

(b) Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Affiliate, any Participant and any person claiming any benefit or right under an Award or under the Plan.

(c) To the extent not inconsistent with applicable law or the rules and regulations of the principal securities market on which the Company’s securities are listed or qualified for trading), including the applicable provisions of Section 162(m) of the Code, the Committee may delegate to one or more officers of the Company or a committee of officers the authority to take actions on its behalf pursuant to the Plan.

4.	AWARDS

4.1. Performance Period; Performance Goals.  Not later than the earlier of (i) 90 days after the commencement of each fiscal year of the Company and (ii) the expiration of 25% of the Performance Period, the Committee shall, in writing, designate one or more Performance Periods, determine the Participants for such Performance Periods and determine the performance goals for determining the Award for each Participant for such Performance Period(s) based on attainment of specified levels of one or any combination of the Performance Criteria. Such performance goals may be based solely by reference to the Company’s performance or the performance of an Affiliate, division, business segment or business unit of the Company, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the Company or not within the reasonable control of the Company’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles. Such performance goals shall otherwise comply with the requirements of, Section 162(m) of the Code, and the regulations thereunder.

4.2. Certification.  At such time as it shall determine appropriate following the conclusion of each Performance Period, the Committee shall certify, in writing, the amount of the Award for each Participant for such Performance Period.

4.3. Payment of Awards.  The amount of the Award actually paid to a Participant may, in the sole discretion of the Committee, be less than the amount otherwise payable to the Participant based on attainment of the performance goals for the Performance Period as determined in accordance with Section 4.1. The actual amount of the Award determined by the Committee for a Performance Period shall be paid in cash or, to the extent provided in such plan share awards under a shareholder-approved stock plan of the Company. Payment to each Participant shall be made no later than the fifteenth day of the third month following the end of the fiscal year of the Company in which the applicable Performance Period ends. Payments to Participants who are employees of Affiliates of the Company may be paid directly by such entities.

4.4. Commencement or Termination of Employment.  If a person becomes a Participant during a Performance Period (whether through promotion or commencement of employment) or if a person who otherwise would have been a Participant dies, retires or is Disabled, or if the person’s employment is otherwise terminated, during a Performance Period (except for cause, as determined by the Committee in its sole discretion), the Award payable to such a Participant may, in the discretion of the Committee, be proportionately reduced based on the period of actual employment during the applicable Performance Period.

4.5. Maximum Award.  The maximum dollar value of an Award payable to any Participant in any 12-month period is $2,500,000.

5.	MISCELLANEOUS

5.1. Amendment and Termination of the Plan.  The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including Section 162(m) of the Code. No amendments to, or termination of, the Plan shall in any way impair the rights of a Participant under any Award previously granted without such Participant’s consent.

5.2. Section 162(m) of the Code.  Unless otherwise determined by the Committee, the provisions of this Plan shall be administered and interpreted in accordance with Section 162(m) of the Code to ensure the deductibility by the Company of the payment of Awards.

5.3. Tax Withholding.  The Company or an Affiliate shall have the right to make all payments or distributions pursuant to the Plan to a Participant, net of any applicable federal, state and local taxes required to be paid or withheld. The Company or an Affiliate shall have the right to withhold from wages, Awards or other amounts otherwise payable to such Participant such withholding taxes as may be required by law, or to otherwise require the Participant to pay such withholding taxes. If the Participant shall fail to make such tax payments as are required, the Company or an Affiliate shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Participant or to take such other action as may be necessary to satisfy such withholding obligations.

5.4. Right of Discharge Reserved; Claims to Awards.  Nothing in this Plan shall provide any Participant a right to receive any Award or payment under the Plan with respect to a Performance Period. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Participant the right to continue in the employment of the Company or an Affiliate or affect any right that the Company or an Affiliate may have to terminate the employment of (or to demote or to exclude from future Awards under the Plan) any such Participant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of the termination of employment of any Participant. No Participant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants under the Plan.

5.5. Nature of Payments.  All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or an Affiliate, division or business unit of the Company. Any income or gain realized pursuant to Awards under the Plan constitute a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or an Affiliate except as may be determined by the Committee or by the Board or board of directors of the applicable Affiliate.

5.6. Other Plans.  Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

5.7. Severability.  If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid or unenforceable by a court of competent jurisdiction, such unlawfulness, invalidity or unenforceability shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or unenforceable, then such unlawfulness, invalidity or unenforceability shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid or unenforceable, and the maximum payment or benefit that would not be unlawful, invalid or unenforceable shall be made or provided under the Plan.

5.8. Construction.  As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

5.9. Unfunded Status of the Plan.  The Plan is intended to constitute an “unfunded” plan for incentive compensation and deferred compensation if permitted by the Committee. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company.

5.10. Governing Law.  The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws that might result in the application of the laws of another jurisdiction, and shall be construed accordingly.

5.11. Effective Date of Plan.  The Plan shall be effective upon its approval by the holders of the then outstanding securities of the Company entitled to vote generally in the election of directors. The Plan shall be null and void and of no effect if the foregoing condition is not fulfilled. The first award under the Plan shall be for the fiscal year ending September 30, 2008.

5.12. Captions.  The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Exhibit B

NEENAH ENTERPRISES, INC.
MANAGEMENT EQUITY INCENTIVE PLAN

(An amendment and restatement of the
Neenah Foundry Company 2003 Management Equity Incentive Plan)

1.	INTRODUCTION.

(a) Background.  The Neenah Foundry Company 2003 Management Equity Incentive Plan (the “Plan”) was first established by Neenah Foundry Company as of the Effective Date to promote the long-term growth and profitability of Neenah Foundry Company and its subsidiaries by enabling Neenah Foundry Company to attract, retain and reward the best available employees and directors by providing such individuals with incentives to maximize stockholder value and otherwise contribute to the success of Neenah Foundry Company.

(b) Amendment of Plan.  ACP Holding Company (“ACP”), the indirect parent corporation of Neenah Foundry Company, is now adopting and assuming the Plan in connection with its recapitalization and name change to Neenah Enterprises, Inc. (“NEI”). The Plan is also being amended to permit the grant of stock appreciation rights and restricted stock units, in addition to incentive stock options, non-qualified stock options and restricted stock, and to make certain other changes, including renaming the Plan the “Neenah Enterprises, Inc. Management Equity Incentive Plan.” The following provisions constitute an amendment and restatement of the Plan. All of these changes are effective upon the approval of the amended Plan by the holders of the then outstanding securities of ACP entitled to vote generally in the election of directors.

2.	DEFINITIONS.

For purposes of this Plan, except when the context clearly indicates otherwise, the following terms shall have the meanings set forth below.

(a) “ACP” means ACP Holding Company, a Delaware corporation. Following the recapitalization of ACP, ACP Holding Company will be renamed Neenah Enterprises, Inc., and is sometimes referred to as “NEI.”

(b) “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock Award or Restricted Stock Unit, as appropriate.

(c) “Bankruptcy Code” means the Bankruptcy Reform Act of 1978, as codified in Title 11 of the United States Code, 11 U.S.C. Section 101, et seq., as amended from time to time.

(d) “Board of Directors” and “Board” mean the board of directors of NEI.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Committee” means the Committee described in Section 3(a) hereof.

(g) “Common Stock” means ACP’s Common Stock, par value $0.01 per share, as adjusted for any stock split, stock dividend, share combination, share exchange, recapitalization, merger, consolidation or other reorganization. Following the recapitalization of ACP, “Common Stock” means NEI’s Common Stock.

(h) “Company Group” means NEI and its Subsidiaries.

(i) “Effective Date” means the effective date of the Plan of Reorganization.

(j) “Employment Agreement” means the written agreement between any Plan Participant and NEI or any of its Subsidiaries pursuant to which such Plan Participant becomes employed by any member of the Company Group.

(k) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(l) “Fair Market Value” of a share of Common Stock means, as of the date in question, and except as otherwise provided in any Grant Agreement entered into pursuant to agreements in effect as of the effective date of the Plan of Reorganization, the officially-quoted closing price of the stock on the principal securities exchange on which the Common Stock is then listed for trading for the applicable trading day or, if the Common Stock is not then so listed, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board and, in the case of an Incentive Stock Option, in accordance with Section 422 of the Code; provided, that when shares received upon exercise of an Option are immediately sold in the open market, the net sale price received may be used to determine the Fair Market Value of any shares used to pay the exercise price or applicable withholding taxes and to compute the withholding taxes.

(m) “Family Member” has the meaning given to such term in General Instructions A.1(a)(5) to Form S-8 under the Securities Act of 1933, as amended, and any successor thereto.

(n) “Grant Agreement” means, in the case of each Initial Plan Participant, such person’s Employment Agreement, and in each other case, the written agreement containing the terms and conditions of an Award as are determined by the Committee, in its sole discretion, consistent with the Plan.

(o) “Grant Date” means the date on which an Award is deemed granted, which shall be the date on which the Committee authorizes the Award or such later date as the Committee shall determine in its sole discretion.

(p) “Incentive Stock Option” means an option conforming to the requirements of Section 422 of the Code and any successor thereto.

(q) “Initial Plan Participants” means each of William Barrett, Gary LaChey, Joseph DeRita, Frank Headington, Timothy Koller, William Martin, Joseph Varkoly, Steve Shaffer, and John Andrews.

(r) “NEI” means Neenah Enterprises, Inc. (formerly known as ACP Holding Company), a Delaware corporation. All references in the Plan to NEI shall include its predecessor, ACP, as appropriate.

(s) “Non-Employee Director” has the meaning given to such term in Rule 16b-3 under the Exchange Act and any successor thereto.

(t) “Non-Qualified Stock Option” means any stock option other than an Incentive Stock Option.

(u) “Option” means an Incentive Stock Option or Non-Qualified Stock Option, as appropriate.

(v) “Performance Goal” means a performance goal established by the Committee prior to the grant of an Award that is based on the attainment of goals relating to one or more of the following business criteria measured on an absolute basis or in terms of growth or reduction: net sales; revenue; product revenue; operating income (before or after taxes); pre- or after-tax income (before or after allocation of corporate overhead and bonus); earnings per share; net income (pre-tax or after-tax and with adjustments as stipulated); total shareholder return; return on assets, net assets, equity, tangible book value or capital employed; appreciation in and/or maintenance of the price of the shares of common stock or any other publicly-traded securities of the Company; market share; gross profits; earnings (including earnings before taxes, earnings before interest and taxes or earnings before interest, taxes, depreciation and amortization), and adjusted versions of those or similar measures; economic value-added models or equivalent metrics; comparisons with various stock market indices; reductions in costs; cash flow or cash flow per share (before or after dividends); return on capital (including return on total capital or return on invested capital); cash flow return on investment; improvement in or attainment of expense levels or working capital levels; operating margins, gross margins or cash margin; year-end cash; debt reductions; stockholder equity; market share; regulatory achievements; loss ratio, expense ratio, incremental profit contribution measurements (sales less variable costs), operational type metrics ((including but not limited to lost time accidents,% scrap, OEE (overall equipment efficiency), man-hours per ton, on time delivery, workers compensation claims, customer returns, etc.)), capacity utilization metrics; and implementation, completion or attainment of measurable objectives with respect to research, development, products or projects, production volume levels, acquisitions and divestitures and recruiting and maintaining personnel. Such performance goals may be based solely by reference to NEI’s performance or the performance of an affiliate, division, business segment or business unit of the Company Group, or based upon the relative performance of other companies or upon comparisons of any of the indicators of performance relative to other companies. The Committee may also exclude charges related to an event or occurrence which the Committee determines should appropriately be excluded, including (a) restructurings, discontinued operations, extraordinary items, and other unusual or non-recurring charges, (b) an event either not directly related to the operations of the

Company Group or not within the reasonable control of the Company Group’s management, or (c) the cumulative effects of tax or accounting changes in accordance with generally accepted accounting principles.

(w) “Plan” has the meaning set forth in Section 1 hereof.

(x) “Plan Participant” means each Initial Plan Participant and any directors, officers and employees of, and other individuals performing services for, the Company Group who are selected by the Board or the Committee.

(y) “Plan of Reorganization” means the Joint Prepackaged Plan of Reorganization of ACP, NFC Castings, Inc., Neenah Foundry Company and certain of its Subsidiaries under Chapter 11 of the Bankruptcy Code, dated July 1, 2003, including the Plan Supplement and other supplements, appendices and schedules to the Plan, in each case, as amended or supplemented on or before the Effective Date.

(z) “Restricted Stock Award” means restricted stock awarded under Section 8 hereof.

(aa) “Restricted Stock Unit” means an Award under Section 9 hereof.

(bb) “Shares” has the meaning set forth in Section 4 hereof.

(cc) “Stock Appreciation Right” or “SAR” means the right to receive cash or shares of Common Stock based upon the excess of the Fair Market Value of one share of Common Stock on the date the SAR is exercised over the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date).

(dd) “Subsidiary” means any corporation in which NEI or another entity qualifying as a Subsidiary within this definition owns 50% or more of the total combined voting power of all classes of stock, or any other entity (including, but not limited to, partnerships and joint ventures) in which NEI or another entity qualifying as a Subsidiary within this definition owns 50% or more of the combined equity thereof.

(ee) “Transaction” has the meaning given to such term in Section 11(b) hereof.

3.	ADMINISTRATION.

(a) Committee.  For purposes of the power to grant Awards to directors who are not employees of the Company Group, the Committee shall consist of the entire Board. For other Plan purposes, the Plan shall be administered by a committee designated by the Board to administer the Plan and shall initially be the Compensation Committee of the Board. To the extent applicable, the Committee shall be constituted to permit the Plan and Awards to comply with the provisions of the principal securities exchange on which the Common Stock is then listed for trading, Rule 16b-3 under the Exchange Act or any successor rule, and Section 162(m) of the Code.

(b) Committee Powers.  Subject to the provisions of the Plan and the terms of any Grant Agreement, the Committee shall be authorized to:

(i) select persons to participate in the Plan;

(ii) determine the form and substance of Awards made under the Plan to each Plan Participant, and the conditions and restrictions, if any, subject to which such Awards will be made (including the form and substance of the Grant Agreements);

(iii) certify that the conditions and restrictions applicable to any Award have been met;

(iv) waive in whole or in part any limitations, restrictions or condition imposed upon any Awards the Committee shall deem appropriate;

(v) modify, extend or renew any Awards made under the Plan, provided that this provision shall not provide authority to reprice any Option or SAR to a lower exercise price or grant price or permit the exchange of any Option or SAR for another Option or SAR with a lower exercise price or grant price;

(vi) make any adjustments necessary or desirable in connection with Awards made under the Plan to eligible Plan Participants located outside the United States;

(vii) adopt, amend, or rescind rules and regulations for the administration of the Plan, including, but not limited to, correcting any defect or supplying any omission, or reconciling any inconsistency in the Plan or in any Grant Agreement, in the manner and to the extent it shall deem necessary or advisable, including so that the Plan and the operation of the Plan comply with Rule 16b-3 under the Exchange Act, Sections 162(m), 409A and 422 of the Code to the extent applicable and other applicable law and make such other determinations for carrying out the Plan as it may deem appropriate; and

(viii) exercise such powers and perform such acts as are deemed necessary or advisable to promote the best interests of NEI and its Subsidiaries with respect to the Plan; provided, that in no event shall any amendment, notification, adjustment, correction or supplement to the Plan pursuant to the foregoing clauses (i) through (viii) adversely affect any Plan Participant without such Plan Participant’s consent.

(c) Delegation of Authority.  The Committee shall have the right, from time to time, to delegate to one or more officers of NEI the authority of the Committee to grant and determine the terms and conditions of Awards granted under the Plan, subject to the requirements of Section 157(c) of the Delaware General Corporation Law (or any successor provision) and such other limitations as the Committee shall determine. In no event shall any such delegation of authority be permitted with respect to Awards granted to any member of the Board or to any Plan Participant who is subject to Rule 16b-3 under the Exchange Act or is a covered employee under Section 162(m) of the Code. The Committee shall also be permitted to delegate, to any appropriate officer or employee of the Company Group, responsibility for performing certain ministerial functions under the Plan. In the event that the Committee’s authority is delegated to officers or employees in accordance with the foregoing, all provisions of the Plan relating to the Committee shall be interpreted in a manner consistent with the foregoing by treating any such reference as a reference to such officer or employee for such purpose. Any action undertaken in accordance with the Committee’s delegation of authority hereunder shall have the same force and effect as if such action was undertaken directly by the Committee and shall be deemed for all purposes of the Plan to have been taken by the Committee.

(d) Construction.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with applicable federal and state laws and rules and regulations promulgated pursuant thereto. No member of the Committee and no officer of the Company Group shall be liable for any action taken or omitted to be taken by such member, by any other member of the Committee or by any officer or employee of the Company Group in connection with the performance of duties under the Plan, except for such person’s own willful misconduct or as expressly provided by statute. The expenses of administering the Plan shall be borne by the Company Group.

4.	SHARES AVAILABLE FOR THE PLAN.

(a) Available Shares.  Subject to adjustments as provided in Section 4(b) below, an aggregate of 8,000,000 shares of Common Stock (the “Shares”) may be issued pursuant to the Plan, any of which may be issued in the form of Incentive Stock Options. No Plan Participant may receive Awards for more than 2,000,000 Shares in any calendar year. Such Shares may be in whole or in part authorized and unissued or held by NEI as treasury shares or Shares held by any member of the Company Group. If any Award under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited as to any Shares, or is tendered or withheld as to any Shares in payment of the exercise price or the taxes payable with respect to the exercise, then such unpurchased, forfeited, tendered or withheld Shares shall thereafter be available for further Awards under the Plan. If an SAR is exercised pursuant to Section 7, the number of available Shares shall be reduced only by the Shares of Common Stock issued upon exercise of an SAR.

(b) Adjustments.  In the event of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, extraordinary cash dividend, combination of shares, merger, consolidation, distribution of assets, or any other change in the corporate structure or shares of NEI, the Committee shall make such equitable adjustments as it determines in good faith are necessary or appropriate (i) in the number and kind of Shares or other property available for issuance under the Plan (including, without limitation, the aggregate and individual Share limits pursuant to Section 4(a) above), (ii) the number and kind of Shares of Common Stock, units, or other rights subject to then outstanding Awards, (iii) the exercise and grant price for each Option and SAR subject to then outstanding Awards, and (iv) any other terms of an Award that are affected by the event. Any such adjustment shall be final, conclusive and binding for all purposes of the Plan. Any such adjustment in the Shares subject to outstanding Incentive Stock Options (including any adjustments in the exercise price) shall be made in such manner as not to constitute a modification as defined by Section 424(h)(3) of the Code and only to the extent otherwise permitted by Sections 422 and 424 of the Code.

(c) 2007 Adjustment.  In connection with the recapitalization of ACP, ACP intends to implement a 1-for-5 reverse stock split. In the event that the 1-for-5 reverse stock split is implemented, (i) then outstanding Awards and (ii) the aggregate and individual limits described in Section 4(a) above shall be adjusted pursuant to Section 4(b), resulting in an aggregate limit of 1,600,000 Shares of Common Stock and a Plan Participant limit of 400,000 Shares of Common Stock for any calendar year.

5.	PARTICIPATION.

(a) Eligibility.  Participation in the Plan shall be limited to those directors (including Non-Employee Directors), officers and employees of, and other individuals performing services for, or to whom an offer of employment has been extended by, NEI and the Subsidiaries selected by the Committee (including Plan Participants located outside the United States). Nothing in the Plan or in any Grant Agreement shall confer any right on a Plan Participant to continue in the employ as a director, officer or employee of or in the performance of services for the Company Group or shall interfere in any way with the right to terminate the employment or performance of services or to reduce the compensation or responsibilities of a Plan Participant at any time. By accepting any award under the Plan, each Plan Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by NEI, the Board or the Committee.

(b) Grants.  Awards may be granted to such persons and for such number of Shares as the Committee shall determine, subject to the limitations contained herein (such individuals to whom Grants are made being sometimes herein called “optionees” or “grantees,” as the case may be). Determinations made by the Committee under the Plan need not be uniform and may be made selectively among eligible individuals under the Plan, whether or not such individuals are similarly situated. An Award of any type made hereunder in any one year to an eligible Plan Participant shall neither guarantee nor preclude a further Award of that or any other type to such Plan Participant in that year or subsequent years.

6.	INCENTIVE AND NON-QUALIFIED OPTIONS.

(a) Type of Option.  The Committee may from time to time grant to eligible Plan Participants Incentive Stock Options, Non-Qualified Stock Options, or any combination thereof; provided, that the Committee may grant Incentive Stock Options only to eligible employees of NEI or its Subsidiaries (as defined for this purpose in Section 424(f) of the Code or any successor thereto). The Options granted under the Plan shall be evidenced by a Grant Agreement and shall take such form as the Committee shall determine, subject to the terms and conditions of the Plan.

(b) Designation of Option.  At the time each Option is granted, the Committee shall designate the Option as an Incentive Stock Option or Non-Qualified Stock Option. Any Option designated as an Incentive Stock Option shall comply with the requirements of Section 422 of the Code or any successor thereto. If an Incentive Stock Option granted under the Plan does not qualify as such for any reason, then to the extent of such non-qualification, the stock option represented thereby shall be a Non-Qualified Stock Option duly granted under the Plan, provided that such stock option otherwise meets the Plan’s requirements for Non-Qualified Stock Options.

(c) Price.  The price per Share deliverable upon the exercise of each Option (the “exercise price”) shall be established by the Committee, provided that the exercise price may not be less than 100% of the Fair Market Value of a share of Common Stock as of the Grant Date, and in the case of the grant of any Incentive Stock Option to an employee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of NEI or any of the Subsidiaries, the exercise price may not be less than 110% of the Fair Market Value of a share of Common Stock as of the Grant Date, in each case unless otherwise permitted by Section 422 of the Code or any successor thereto.

(d) Payment.  Options may be exercised, in whole or in part, upon payment of the exercise price of the Shares to be acquired. Unless otherwise determined by the Committee, payment shall be made (i) in cash (including check, bank draft, money order or wire transfer of immediately available funds), (ii) by delivery (either actually or by attestation) of outstanding shares of Common Stock with a Fair Market Value on the date of exercise equal to the aggregate exercise price payable with respect to the Options’ exercise, (iii) by shares of Common Stock that would otherwise be issued upon exercise of the Option, (iv) by means of any cashless exercise procedures approved by the Committee and as may be in effect on the date of exercise, or (v) by any combination of the foregoing. In the event a grantee is permitted to, and elects to pay the exercise price payable with respect to an Option pursuant to clause (ii) above, (A) only a whole number of share(s) of Common Stock (and not fractional shares of Common Stock) may be tendered in payment, and (B) Common Stock must be delivered to NEI. Delivery for this purpose may, at the election of the grantee, be made either by (A) physical delivery of the certificate(s) for all such shares of Common Stock tendered in payment of the exercise price, accompanied by duly executed instruments of transfer in a form acceptable to NEI, (B) direction to the grantee’s broker to transfer, by book entry, such shares of Common Stock from a brokerage account of the grantee to a brokerage account specified by NEI or (C) attestation. When payment of the exercise price is made by delivery of Common Stock, the difference, if any, between the aggregate exercise price payable with respect to the Option being exercised and the Fair Market Value of the shares of Common Stock tendered in payment (plus any applicable taxes) shall be paid in cash. No grantee may tender shares of Common Stock having a Fair Market Value exceeding the aggregate exercise price payable with respect to the Option being exercised (plus any applicable taxes).

(e) Exercisability.  The Committee shall determine the date on which each Option shall become exercisable and may provide that an Option shall become exercisable in installments. The Shares constituting each installment may be purchased in whole or in part at any time after such installment becomes exercisable, subject to such minimum exercise requirements as may be designated by the Committee. Prior to the exercise of an Option and delivery of the Shares represented thereby, the optionee shall have no rights as a stockholder with respect to any Shares covered by such outstanding Option (including any dividend or voting rights).

(f) Exercise Period.  No Option shall be exercisable in whole or in part more than ten years from the date it is granted, and no Incentive Stock Option granted to an employee who at the time of the grant owns more than 10% of the total combined voting power of all classes of stock of NEI or any of the Subsidiaries shall be exercisable more than five years from the date it is granted. All rights to purchase Shares pursuant to an Option shall, unless sooner terminated, expire on the date designated by the Committee.

(g) Incentive Stock Option Requirements.  An Award of an Incentive Stock Option may provide that such Option may be exercised not later than 3 months following termination of employment of the Plan Participant with the Company Group, or not later than one year following a permanent and total disability within the meaning of Section 22(e)(3) of the Code, as and to the extent determined by the Committee to comply with the requirements of Section 422 of the Code. If required by Section 422(d) of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of Shares with respect to which Incentive Stock Options are exercisable for the first time during any calendar year under all equity incentive plans of NEI and the Subsidiaries (as defined in Section 422 of the Code or any successor thereto) may not exceed $100,000.

7.	STOCK APPRECIATION RIGHTS.

(a) Granting of SARs.  The Committee may, from time to time and in its discretion, grant SARs to eligible Plan Participants. SARs may be granted with respect to Options granted concurrently (tandem SARs) or on a stand alone basis (stand alone SARs).

(b) SAR Terms.  Each SAR grant shall be evidenced by a Grant Agreement that shall specify the number of SARs granted, the grant price (which shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date), the term of the SAR (which shall not exceed ten years from the date of grant), and such other provisions as the Committee shall determine.

(c) Method of Exercise.  An SAR that has become exercisable may be exercised as provided in the Grant Agreement.

(d) Payment of Stock Appreciation Rights.  Upon exercise the Plan Participant shall be entitled to receive an amount determined by multiplying: (i) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the grant price of such Stock Appreciation Right, by (ii) the number of shares as to which such Stock Appreciation Right is exercised. Subject to the requirements of Section 409A of the Code, payment of the amount determined under the foregoing may be made, as approved by the Committee and set forth in the Grant Agreement, in shares of Common Stock valued at their Fair Market Value on the date of exercise, in cash, or in a combination of shares of Common Stock and cash, subject to applicable tax withholding requirements.

8.	RESTRICTED STOCK.

(a) Granting of Restricted Stock.  The Committee may at any time and from time to time grant Shares of Restricted Stock under the Plan to such Plan Participants and in such amounts as it determines. Each Award of Restricted Stock shall be evidenced by a Grant Agreement which shall specify the applicable restrictions on such Shares and such other terms and conditions as the Committee shall determine consistent with this Plan, including the time or times within which such Grants may be subject to forfeiture and any other terms and conditions of the Grants. The Committee may condition the grant of Restricted Stock upon the attainment of Performance Goals so that the Award qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of Restricted Stock upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Grant Agreements need not be the same with respect to each recipient.

(b) Grant Terms.  Except as otherwise provided in any Grant Agreement, the Plan Participant will be required to pay NEI the aggregate par value of any Shares of Restricted Stock (or such larger amount as the Board may determine to constitute capital under Section 154 of the Delaware General Corporation Law, as amended, or any successor thereto) within ten days of the date of grant, unless such Shares of restricted stock are treasury shares. Except as otherwise provided in any Grant Agreement, certificates representing Shares of restricted stock granted under the Plan will be held in escrow by NEI on the Plan Participant’s behalf during any period of restriction thereon and, following the end of such period of restriction, during any period during which such Shares may not be sold pursuant to the first sentence of the next following paragraph of the Plan, will bear an appropriate legend specifying the applicable restrictions thereon, and the Plan Participant will be required to execute a blank stock power therefor. Each Grant Agreement may provide that the recipient of the Award shall make an effective election under Section 83(b) of the Code within thirty (30) days receipt of such Restricted Stock. Except as otherwise provided in any Grant Agreement, during such period of restriction the Plan Participant shall have all of the rights of a holder of Common Stock, including but not limited to the rights to receive dividends and to vote, and any stock or other securities received as a distribution with respect to such Plan Participant’s restricted stock shall be subject to the same restrictions as then in effect for the restricted stock, including vesting restrictions to the extent the related shares of restricted stock are subject to vesting.

(c) Transfer Restrictions.  Except as otherwise provided in the Grant Agreement, during the period in which a Plan Participant is a director, officer or employee of, or performing other services for NEI or a Subsidiary, any Shares granted pursuant to a restricted stock award may not be sold, transferred, pledged, exchanged, assigned, hypothecated, or otherwise disposed of until all applicable restrictions have lapsed with respect to all Shares subject to such award. Except as otherwise provided in any Grant Agreement, at such time as a Plan Participant ceases to be, or in the event a Plan Participant does not become, a director, officer or employee of, or otherwise performing services for, NEI or its Subsidiaries for any reason, all Shares of restricted stock granted to such Plan Participant on which the restrictions have not lapsed shall be immediately forfeited to NEI.

9.	RESTRICTED STOCK UNITS.

(a) Granting of Restricted Stock Units.  The Committee may from time to time grant to eligible Plan Participants Restricted Stock Units, which will entitle a grantee to receive shares of Common Stock if predetermined conditions are satisfied. The Committee shall determine the Plan Participants to whom Restricted Stock Units will be made, the number of shares to be awarded, the time or times within which such Awards may be subject to forfeiture and any other terms and conditions of the Awards. The Committee may condition the grant of a Restricted Stock Unit upon the attainment of Performance Goals so that the grant qualifies as “performance-based compensation” within the meaning of Section 162(m) of the Code. The Committee may also condition the grant of a

Restricted Stock Unit upon such other conditions, restrictions and contingencies as the Committee may determine. The provisions of Restricted Stock Units need not be the same with respect to each recipient.

(b) Terms and Conditions.  Restricted Stock Units shall be subject to the following terms and conditions:

(i) The Plan Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber the Restricted Stock Units at any time.

(ii) Except to the extent otherwise provided in the applicable Grant Agreement and (iii) below, the portion of each Award still subject to conditions established by the Committee shall be forfeited by the Plan Participant upon termination of a Plan Participant’s service for any reason.

(iii) In the event of the special circumstances of a Plan Participant whose employment is terminated by NEI or any of its Subsidiaries (other than for cause), the Committee may waive in whole or in part any or all remaining conditions with respect to such Plan Participant’s Restricted Stock Units.

(iv) Unless otherwise provided in the Grant Agreement, certificates for such shares shall be delivered to the Plan Participant if and when the applicable conditions cease to be applicable to the Restricted Stock Units.

(v) Each Award shall be confirmed by, and be subject to the terms of, a Grant Agreement identifying the conditions applicable to the Award.

(c) Rights as Shareholder.  A Plan Participant receiving a Restricted Stock Unit shall not be deemed the holder of any shares covered by the Award, or have any rights as a shareholder with respect thereto, until such shares are issued to him/her following the lapse of the applicable restrictions. The Committee may elect to pay or accumulate dividend equivalents in connection with Restricted Stock Units. A Plan Participant shall have no right to receive any dividend equivalents unless determined by the Committee.

10.	WITHHOLDING TAXES.

(a) Right to Withhold.  NEI and the Subsidiaries shall have the power and the right to deduct or withhold, or require a Plan Participant to remit to NEI or a Subsidiary, an amount sufficient to satisfy Federal, state, and local taxes (including the Plan Participant’s FICA obligation) required by law to be withheld with respect to any taxable event arising or as a result of this Plan. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock or Restricted Stock Units, Plan Participants may elect, subject to the approval of the Committee, to satisfy the withholding requirement, in whole or in part, by having NEI withhold shares having a Fair Market Value on the date the tax is to be determined (which with respect to Options and SARs shall not exceed the minimum statutory total tax which could be imposed on the transaction). In the event a Plan Participant elects to deliver or have NEI withhold shares of Common Stock pursuant to this Section 10(a), such delivery or withholding must be made subject to the conditions and pursuant to the procedures set forth in Section 6(d) with respect to the delivery or withholding of Common Stock in payment of the exercise price of Options.

(b) Withholding Obligation.  NEI and its Subsidiaries shall be entitled, if necessary or desirable, to withhold amounts due and payable to any Plan Participant (including salary or bonus) either pursuant to Section 10(a) or this Section 10(b), the amount of any federal, state or local taxes of any kind required by law to be withheld with respect to any grant or delivery of Shares. NEI may defer any such grant or delivery of Shares unless indemnified to its satisfaction for such withholding obligation.

11. CORPORATE TRANSACTIONS.

(a) Change in Control.  The Committee may set forth in any Grant Agreement the effect, if any, that a “change in control” or other, similar transaction shall have on any Awards granted hereunder.

(b) Corporate Events.  Except as otherwise provided in any Grant Agreement, in the event of (A) a merger or consolidation of NEI or any other member of the Company Group, (B) the sale, lease, exchange or other disposition of all or substantially all of the assets of NEI or any other member of the Company Group or (C) the liquidation or dissolution of NEI or any other member of the Company Group (each a “Transaction”), the Plan and any Awards granted hereunder shall continue in effect in accordance with their respective terms, except that following a Transaction either (i) each outstanding Option, SAR, Restricted Stock Award or Restricted Stock Unit shall be treated as provided for in the agreement entered into in connection with the Transaction or (ii) if not so provided in such agreement, each Plan Participant shall be entitled to receive in respect of each Share subject to any outstanding Options, SARs, Restricted Stock Awards or Restricted Stock Units, as the case may be, upon exercise of any Options or SARs or payment or transfer in respect of any Restricted Stock Award or Restricted Stock Unit, the same number and kind of stock, securities, cash, property, or other consideration that each holder of a Share was entitled to receive in the Transaction in respect of a Share; provided, that such stock, securities, cash, property, or other consideration shall remain subject to all of the conditions and restrictions that were applicable to the Awards prior to such Transaction, but giving effect to the Transaction.

12. General

(a) Transferability.  No Award granted under the Plan shall be transferable by a Plan Participant other than by will or the laws of descent and distribution or to a Plan Participant’s Family Member by gift or a qualified domestic relations order as defined by the Code. An Option may be exercised only by the optionee or grantee thereof; by his or her Family Member if such person has acquired the Option by gift or qualified domestic relations order; by the executor or administrator of the estate of any of the foregoing or any person to whom the Option is transferred by will or the laws of descent and distribution; or by the guardian or legal representative of any of the foregoing; provided, that Incentive Stock Options may be exercised by any Family Member, guardian or legal representative only if permitted by the Code and any regulations thereunder. All provisions of this Plan shall in any event continue to apply to any Option granted under the Plan and transferred as permitted by this Section 12, and any transferee of any such Option shall be bound by all provisions of this Plan as and to the same extent as the applicable original grantee.

(b) Listing, Registration and Qualification.  If the Committee determines that the listing, registration or qualification upon any securities exchange or under any law of Shares subject to any Award is necessary or desirable as a condition of, or in connection with, the granting of same or the issue or purchase of Shares thereunder, no such Option may be exercised in whole or in part, and no Shares may be issued, unless such listing, registration or qualification is effected free of any conditions not acceptable to the Committee.

(c) Transfer of Employee.  The transfer of an employee from NEI to a Subsidiary, from a Subsidiary to NEI, or from one Subsidiary to another Subsidiary, shall not be considered a termination of employment; nor shall it be considered a termination of employment if an employee is placed on military or sick leave or such other leave of absence that is considered by the Committee as continuing intact the employment relationship.

(d) Amendment or Substitution of Awards under the Plan.  The terms of any outstanding Award, payment, grant or incentive under the Plan may be amended from time to time by the Committee solely to provide rights under the Plan that are more favorable to any Plan Participant; provided, that if such amendment adversely affects the rights of any Plan Participant, such amendment shall be deemed to affect such Plan Participant only upon such Plan Participant’s written consent and that no such amendment may reprice any Option or SAR to a lower exercise price or grant price or permit the exchange of any Option or SAR for another Option or SAR with a lower exercise price or grant price.

(e) Termination Date.  No termination of the Plan shall materially and adversely affect any of the rights or obligations of any Plan Participant, without such Plan Participant’s written consent, under any grant of Options or other incentives theretofore granted under the Plan.

(f) Severability.  Whenever possible, each provision of the Plan shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Plan is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of the Plan.

(g) Governing Law.  The Plan shall be governed by the corporate laws of the State of Delaware, without giving effect to any choice of law provisions that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction.

(h) Section 409A Compliance.  To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A of the Code, and the Plan and all Grant Agreements shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code. In the event that any provision of the Plan or an Grant Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code, the Committee shall have the authority to take such actions and to make such changes to the Plan or an Grant Agreement as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect any outstanding Award without the consent of the affected Plan Participant. Notwithstanding the foregoing or anything elsewhere in the Plan or an Grant Agreement to the contrary, if a Plan Participant is a “specified employee” as defined in Section 409A of the Code at the time of termination of service with respect to an Award, then solely to the extent necessary to avoid the imposition of any additional tax under Section 409A of the Code, the commencement of any payments or benefits under the Award shall be deferred until the date that is six months following the Plan Participant’s termination of service (or such other period as required to comply with Section 409A).

ANNUAL MEETING OF STOCKHOLDERS OF NEENAH ENTERPRISES, INC. January 24, 2008 Please date, sign and mail your proxy card in the envelope provided as soon as possible. Please detach along perforated line and mail in the envelope provided. 20730330000000000000 6 012408 THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND “FOR” PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x FOR AGAINST ABSTAIN 1. Election of Directors: 2. Ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm for the 2008 fiscal year. 3. Approval of the Neenah Enterprises, Inc. Incentive Compensation Plan. 4. Approval of the Neenah Enterprises, Inc. Management Equity Incentive Plan. NOMINEES: FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) O William M. Barrett O Albert E. Ferrara, Jr. O David B. Gendell O Stephen E.K. Graham O Joseph V. Lash O Jeffrey G. Marshall O Robert E. Ostendorf, Jr. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS YOU DIRECT. IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED AS RECOMMENDED BY THE BOARD OF DIRECTORS. PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0 NEENAH ENTERPRISES, INC. PROXY THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS Robert E. Ostendorf, Jr. and Gary W. LaChey, or either of them, with the power of substitution to each, are hereby authorized to represent the undersigned at the Annual Meeting of Stockholders of Neenah Enterprises, Inc. to be held on January 24, 2008, and to vote all shares of common stock of Neenah Enterprises, Inc. which the undersigned would be entitled to vote if personally present on the matters listed on the reverse side hereof and in their discretion upon such other business as may properly come before the meeting and any and all adjournments or postponements thereof, all as set out in the notice and proxy statement relating to the meeting, receipt of which is hereby acknowledged. TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATION, YOU MAY SIMPLY SIGN AND DATE THIS CARD IN THE SPACES ON THE REVERSE SIDE; NO BOXES NEED TO BE CHECKED. (Continued and to be signed on the reverse side.) 14475